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                                                                     Exhibit 4.1



================================================================================






                         COMMUNITY HEALTH SYSTEMS, INC.


                                       and

                           First Union National Bank,

                                   as Trustee

                           -------------------------


                                    INDENTURE

                          Dated as of October __, 2001


                           -------------------------







                   __% Convertible Subordinated Notes due 2008


================================================================================
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                             CROSS-REFERENCE TABLE*



TRUST INDENTURE ACT SECTION                                   INDENTURE SECTION
---------------------------                                   -----------------

310(a)(1)..................................................................7.10
(a)(2).....................................................................7.10
(a)(3).....................................................................N.A.
(a)(4).....................................................................N.A.
(a)(5).....................................................................7.10
(b)........................................................................7.10
(c)........................................................................N.A.
311(a).....................................................................7.11
(b)........................................................................7.11
(c)........................................................................N.A.
312(a).....................................................................2.05
(b).......................................................................12.03
(c).......................................................................12.03
313(a).....................................................................7.06
(b)(1)....................................................................12.03
(b)(2)...............................................................7.07;12.03
(c)..................................................................7.06;12.02
(d)........................................................................7.06
314(a)...............................................................4.03;12.02
(b)........................................................................N.A.
(c)(1)....................................................................12.04
(c)(2)....................................................................12.04
(c)(3).....................................................................N.A.
(d)........................................................................N.A.
(e).......................................................................12.05
(f)........................................................................N.A.
315(a).....................................................................7.01
(b)..................................................................7.05;12.02
(c)........................................................................7.01
(d)........................................................................7.01
(e)........................................................................6.12
316(a)(last sentence)......................................................2.10
(a)(1)(A)..................................................................6.05
(a)(1)(B)..................................................................6.04
(a)(2).....................................................................N.A.
(b)........................................................................6.07
(c)........................................................................2.13


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317(a)(1)..................................................................6.08
(a)(2).....................................................................6.09
(b)........................................................................2.04
318(a)....................................................................12.01
(b)........................................................................N.A.
(c).......................................................................12.01


           * This Cross-Reference Table is not part of the Indenture.


                                       ii
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                                TABLE OF CONTENTS
                                -----------------

                                                                            PAGE
                                                                            ----

ARTICLE 1     DEFINITIONS AND INCORPORATION BY REFERENCE......................1

         Section 1.01   Definitions...........................................1
         Section 1.02   Other Definitions....................................11
         Section 1.03   Incorporation by Reference of Trust Indenture Act....11
         Section 1.04   Rules of Construction................................12

ARTICLE 2     THE NOTES......................................................12

         Section 2.01   Form and Dating......................................12
         Section 2.02   Execution and Authentication.........................13
         Section 2.03   Registrar; Conversion Agent; and Paying Agent........13
         Section 2.04   Paying Agent to Hold Money in Trust..................14
         Section 2.05   Holder Lists.........................................14
         Section 2.06   Global Notes; Non-global Notes; Book-entry
                        Provisions...........................................15
         Section 2.07   Registration; Registration of Transfer and Exchange..16
         Section 2.08   Replacement Notes....................................18
         Section 2.09   Outstanding Notes....................................18
         Section 2.10   Treasury Notes.......................................19
         Section 2.11   Temporary Notes......................................19
         Section 2.12   Cancellation.........................................19
         Section 2.13   Defaulted Interest...................................19
         Section 2.14   Computation of Interest..............................20
         Section 2.15   CUSIP Numbers........................................20

ARTICLE 3     REDEMPTION AND PREPAYMENT......................................20

         Section 3.01   Notices to Trustee...................................20
         Section 3.02   Selection of Notes to Be Redeemed....................20
         Section 3.03   Notice of Redemption.................................21
         Section 3.04   Effect of Notice of Redemption.......................22
         Section 3.05   Deposit of Redemption Price..........................22
         Section 3.06   Notes Payable on Redemption Date.....................23
         Section 3.07   Notes Redeemed in Part...............................24
         Section 3.08   Provisional Redemption...............................24
         Section 3.09   Optional Redemption..................................25
         Section 3.10   Conversion Arrangement on Call for Redemption........25
         Section 3.11   Mandatory Redemption.................................26
         Section 3.12   Conditions to the Company's Election to Pay the
                        Make-Whole Payment in Common Stock...................26


                                       i
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                                TABLE OF CONTENTS
                                -----------------
                                   (continued)

                                                                            PAGE
                                                                            ----

ARTICLE 4     COVENANTS......................................................27

         Section 4.01  Payment of Notes......................................27
         Section 4.02  Maintenance of Office or Agency.......................28
         Section 4.03  Reports...............................................28
         Section 4.04  Compliance Certificate................................29
         Section 4.05  Taxes.................................................29
         Section 4.06  Stay, Extension and Usury Laws........................29
         Section 4.07  Corporate Existence...................................30
         Section 4.08  Payments for Consent..................................30
         Section 4.09  Registration and Listing..............................30
         Section 4.10  Waiver of Certain Covenants...........................30

ARTICLE 5     SUCCESSORS.....................................................31

         Section 5.01   Merger, Consolidation, or Sale of Assets.............31
         Section 5.02   Successor Corporation Substituted....................32

ARTICLE 6     DEFAULTS AND REMEDIES..........................................32

         Section 6.01   Events of Default....................................32
         Section 6.02   Acceleration.........................................34
         Section 6.03   Other Remedies.......................................35
         Section 6.04   Waiver of Existing Defaults..........................35
         Section 6.05   Control by Majority..................................36
         Section 6.06   Limitation on Suits..................................36
         Section 6.07   Rights of Holders to Receive Payment and to Convert..36
         Section 6.08   Collection Suit by Trustee...........................37
         Section 6.09   Trustee May File Proofs of Claim.....................37
         Section 6.10   Trustee May Enforce Claims Without Possession of
                        Securities...........................................38
         Section 6.11   Priorities...........................................38
         Section 6.12   Undertaking for Costs................................38

ARTICLE 7     TRUSTEE........................................................39

         Section 7.01   Duties of Trustee....................................39
         Section 7.02   Rights of Trustee....................................40
         Section 7.03   Individual Rights of Trustee.........................41
         Section 7.04   Trustee's Disclaimer.................................41
         Section 7.05   Notice of Defaults...................................41
         Section 7.06   Reports by Trustee to Holders........................42
         Section 7.07   Compensation and Indemnity...........................42


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                                TABLE OF CONTENTS
                                -----------------
                                   (continued)

                                                                            PAGE
                                                                            ----

         Section 7.08   Replacement of Trustee...............................43
         Section 7.09   Successor Trustee by Merger, Etc.....................44
         Section 7.10   Eligibility; Disqualification........................44
         Section 7.11   Preferential Collection of Claims Against the
                        Company..............................................44
         Section 7.12   Other Capacities.....................................44

ARTICLE 8     MEETINGS OF HOLDERS............................................45

         Section 8.01   Purposes for Which Meetings May Be Called............45
         Section 8.02   Call, Notice and Place of Meetings...................45
         Section 8.03   Persons Entitled to Vote at Meetings.................45
         Section 8.04   Quorum; Action.......................................45
         Section 8.05   Determination of Voting Rights; Conduct and
                        Adjournment of Meetings..............................46
         Section 8.06   Counting Votes and Recording Action of Meetings......47

ARTICLE 9     AMENDMENT, SUPPLEMENT AND WAIVER...............................48

         Section 9.01   Without Consent of Holders...........................48
         Section 9.02   With Consent of Holders..............................49
         Section 9.03   Compliance with Trust Indenture Act..................50
         Section 9.04   Revocation and Effect of Consents....................50
         Section 9.05   Notation on or Exchange of Notes.....................51
         Section 9.06   Trustee to Sign Amendments, Etc......................51

ARTICLE 10    CONVERSION OF NOTES............................................51

         Section 10.01  Conversion Privilege and Conversion Rate.............51
         Section 10.02  Exercise of Conversion Privilege.....................52
         Section 10.03  Fractions of Shares..................................53
         Section 10.04  Adjustment of Conversion Rate........................53
         Section 10.05  Notice of Adjustments of Conversion Rate.............59
         Section 10.06  Notice of Certain Corporate Action...................60
         Section 10.07  Company to Reserve Common Stock......................61
         Section 10.08  Taxes on Conversions.................................61
         Section 10.09  Covenant as to Common Stock..........................61
         Section 10.10  Cancellation of Converted Notes......................61
         Section 10.11  Provision in Case of Consolidation,
                        Merger or Sale of Assets.............................62
         Section 10.12  Rights Issued in Respect of Common Stock.............63
         Section 10.13  Responsibility of Trustee for Conversion Provisions..63


                                      iii
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                                TABLE OF CONTENTS
                                -----------------
                                   (continued)

                                                                            PAGE
                                                                            ----

ARTICLE 11    REPURCHASE OF NOTES AT THE OPTION  OF THE HOLDER UPON A
              CHANGE OF CONTROL..............................................64

         Section 11.01  Right to Require Repurchase..........................64
         Section 11.02  Conditions to the Company's Election to Pay the
                        Repurchase Price in Common Stock.....................64
         Section 11.03  Notices; Method of Exercising Repurchase Right, Etc..66
         Section 11.04  Consolidation, Merger, Etc...........................69

ARTICLE 12    MISCELLANEOUS..................................................70

         Section 12.01  Trust Indenture Act Controls.........................70
         Section 12.02  Notices..............................................70
         Section 12.03  Communication by Holders with Other Holders..........71
         Section 12.04  Certificate and Opinion as to Conditions Precedent...72
         Section 12.05  Statements Required in Certificate or Opinion........72
         Section 12.06  Rules by Trustee and Agents..........................72
         Section 12.07  No Personal Liability of Directors, Officers,
                        Employees, Members and Stockholders..................72
         Section 12.08  Governing Law........................................73
         Section 12.09  No Adverse Interpretation of Other Agreements........73
         Section 12.10  Successors...........................................73
         Section 12.11  Severability.........................................73
         Section 12.12  Counterpart Originals................................73
         Section 12.13  Table of Contents, Headings, Etc.....................73

ARTICLE 13    SATISFACTION AND DISCHARGE.....................................74

         Section 13.01  Satisfaction and Discharge of Indenture..............74
         Section 13.02  Application of Trust Money...........................75

ARTICLE 14    SUBORDINATION OF NOTES.........................................75

         Section 14.01  Notes Subordinate to Senior Debt.....................75
         Section 14.02  No Payment in Certain Circumstances, Payment
                        over of Proceeds upon Dissolution, Etc...............76
         Section 14.03  Prior Payment to Senior Debt upon
                        Acceleration of Notes................................78
         Section 14.04  Payment Permitted If No Default......................78
         Section 14.05  Subrogation to Rights of Holders of Senior Debt......78
         Section 14.06  Provisions Solely to Define Relative Rights..........79
         Section 14.07  Trustee to Effectuate Subordination..................79
         Section 14.08  No Waiver of Subordination Provisions................79
         Section 14.09  Notice to Trustee....................................79


                                       iv
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                                TABLE OF CONTENTS
                                -----------------
                                   (continued)

                                                                            PAGE
                                                                            ----

         Section 14.10  Reliance on Judicial Order or Certificate
                        of Liquidating Agent.................................80
         Section 14.11  Trustee Not Fiduciary for Holders of Senior Debt.....81
         Section 14.12  Reliance by Holders of Senior Debt on
                        Subordination Provisions.............................81
         Section 14.13  Rights of Trustee as Holder of Senior Debt;
                        Preservation of Trustee's Rights.....................81
         Section 14.14  Article Applicable to Paying Agents..................81
         Section 14.15  Certain Conversions and Repurchases Deemed Payment...81


                                       v
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         INDENTURE dated as of October __, 2001 between Community Health
Systems, Inc., a Delaware corporation (as further defined below, the "Company"), and First Union National Bank, as trustee (the "Trustee").

         The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes:

                                   ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01      DEFINITIONS.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling, "controlled by" and "under common control with" shall have correlative meanings.

         "Agent" means any Registrar, Paying Agent or Conversion Agent.

         "Agent Member" means any member of, or participant in, the Depositary.

         "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of DTC, in each case to the extent applicable to such transaction and as in effect from time to time.

         "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law of any jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors.

         "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms "Beneficially Owns" and "Beneficially Owned" shall have correlative meanings.

         "Board of Directors" means (1) with respect to a corporation, the board of directors of the corporation or any duly authorized committee of such board of directors and, (2) with respect to any other Person, the board or committee of such Person serving a similar function.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification and delivered to the Trustee.

         "Business Day" means any day other than a Legal Holiday.

         "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents, however designated, of corporate stock or other equity participations, including partnership interests, whether general or limited, of the Person.

         "Change of Control" means the occurrence of any of the following after the Notes are originally issued:

                  (1) any Person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, becomes the Beneficial Owner, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Company's capital stock entitling that Person to exercise 50% or more of the total voting power of all shares of the Company's capital stock entitled to vote generally in elections of directors; however, any acquisition by the Company, any Subsidiary of the Company, the Principals and their Related Parties or any employee benefit plan of the Company and any merger or consolidation that is not a Change of Control under clause (2) below will not trigger this provision;

                  (2) the Company consolidates with or merges with or into any other Person or another Person merges into the Company, except if the transaction satisfies any of the following: (i) the Principals and their Related Parties have, directly or indirectly, 50% or more of the total voting power of all shares of capital stock of the continuing or surviving corporation entitled to vote generally in elections of directors of the continuing or surviving corporation immediately after the transaction; (ii) the transaction is a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company's capital stock; or (iii) the transaction is a merger effected only to change the Company's jurisdiction of incorporation and it results in a reclassification, conversion or exchange of outstanding shares of the Company's common stock only into other shares of Common Stock or shares of common stock of another corporation;

                  (3) the Company conveys, transfers, sells, leases or otherwise disposes, in one or a series of transactions, of all or substantially all of its assets to another Person, other than a Principal or a Related Party, directly or indirectly, 50% or more of the total voting power of all shares of capital stock of such Person entitled to vote generally in elections of directors immediately after the consummation of such transaction; or

                  (4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

         Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred if (i) the Closing Price Per Share of the Common Stock for any five Trading Days within the period of 10 consecutive Trading Days ending immediately after the later of the Change of Control or the date of the public announcement of the Change of Control (in the case of a Change of Control under clause (1) above) or the period of 10 consecutive Trading Days ending immediately before the Change of Control (in the case of a Change of Control under clause (2) or (3) above) shall equal or exceed 105% of the Conversion Price of the Notes in effect on each such Trading Day or (ii) all of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights) in a merger or consolidation otherwise constituting a Change of Control under clause (1) or (2) above issuable to holders of Common Stock consists of shares of common stock traded on a national securities exchange or quoted on the Nasdaq National Market (or will be so traded or quoted immediately following such merger or consolidation) and as a result of such merger or consolidation the Notes become convertible into such common stock.

         "Closing Price Per Share" means, with respect to the Common Stock, for any day, (i) the closing sale price (or, if no closing sale price is reported, the last reported sale price) (regular way) on the New York Stock Exchange or,
(ii) if the Common Stock is not listed for trading on the New York Stock Exchange, the last reported sale price (regular way) per share or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case, on the principal national securities exchange on which the Common Stock is listed or admitted to trading,
(iii) if the Common Stock is not so listed or admitted to trading on a national securities exchange, the last reported bid price (regular way) on the Nasdaq National Market, or (iv) if the Common Stock is not quoted on the Nasdaq National Market or listed or admitted to trading on any national securities exchange, the average of the closing bid prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose.

         "Commission" or "SEC" means the Securities and Exchange Commission.

         "common stock" includes any stock of any class of capital stock which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the issuer thereof and which is not subject to redemption by the issuer thereof.

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         "Common Stock" means the Common Stock, par value $.01 per share, of the
Company of the type authorized at the date of this instrument as originally executed. Subject to the provisions of Section 10.11, shares issuable on conversion or repurchase of Notes shall include only shares of Common Stock or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of Notes shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

         "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

                  (1) was a member of the Board of Directors on the Issue Date;

                  (2) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election; or

                  (3) is a designee of a Principal or a Related Party of a Principal or was nominated by a Principal or Related Party.

         "Conversion Agent" means any Person authorized by the Company to convert Notes in accordance with Article 10. The Company has initially appointed the Trustee as its Conversion Agent pursuant to Section 2.03 hereof.

         "Conversion Price" shall equal U.S. $1,000 divided by the Conversion Rate (rounded to the nearest cent).

         "Corporate Trust Office of the Trustee" means the following office of the Trustee or such other address as to which the Trustee may give notice:
First Union National Bank, 12 East 49th Street, 37th Floor, New York, NY 10017,
Attention: Corporate Trust Department.

         "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

         "Depositary" means, with respect to any Notes (including any Global Notes), a clearing agency that is registered under the Exchange Act and is designated by the

Company to act as Depositary for such Notes (or any successor securities clearing agency so registered).

         "Designated Senior Debt" means the Company's obligations under any particular Senior Debt in which the instrument creating or evidencing the same or the assumption or guarantee thereof, or related agreements or documents to which the Company is a party, expressly provides that such indebtedness shall be "Designated Senior Debt" for purposes of this Indenture. The instrument, agreement or other document evidencing any Designated Senior Debt may place limitations and conditions on the right of such Senior Debt to exercise the rights of Designated Senior Debt.

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

         "DTC" means The Depository Trust Company, a New York corporation.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Global Note" means a Note that is registered in the Note Register for the Notes in the name of a Depositary or a nominee thereof.

         "Guarantee" or "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness, measured as the lesser of the aggregate outstanding amount of the Indebtedness so guaranteed and the face amount of the Guarantee.

         "Holder" means the Person in whose name the Note is registered in the Note Register.

         "Indebtedness" means, with respect to any specified Person, whether or not contingent:

         (1) all indebtedness evidenced by a credit or loan agreement, note, bond, debenture or other written obligation;

         (2) all obligations for money borrowed;

         (3) all obligations evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind;

         (4) all obligations (i) as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles or (ii) as lessee under other leases for facilities, capital equipment or related assets, whether or not capitalized, entered into or leased for financing purposes;

         (5) all obligations under interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts or similar agreements or arrangements;

         (6) all obligations with respect to letters of credit, bank guarantees, bankers' acceptances and similar facilities, including reimbursement obligations with respect to the foregoing;

         (7) all obligations issued or assumed as the deferred purchase price of any business, property, assets (including intangibles) or services, excluding trade accounts payable and accrued expenses arising in the ordinary course of business as determined in good faith by the Company;

         (8) all obligations of the type referred to in the above clauses of another person and all dividends of another person, the payment of which, in either case, the Company has assumed or guaranteed, or for which the Company is responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, or which are secured by a lien on our property; and

         (9) renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in the above clauses of this definition.

The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and (ii) the principal amount (or portion of the discounted rental stream attributable to principal in the case of capitalized leases) thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

         "Indenture" means this Indenture, as amended or supplemented from time to time.

         "Interest Payment Date" means the Stated Maturity of an installment of interest on the Notes.

         "Issue Date" means October __, 2001.

         "Legal Holiday," when used with respect to any place of payment or Place of Conversion, as the case may be, means a Saturday, a Sunday or a day on which banking institutions in The City of New York or Nashville, Tennessee, at such place of payment or Place of Conversion, as the case may be, are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

         "Make-Whole Payment" has the meaning specified in Section 3.08.

         "Maturity," when used with respect to any Notes, means the date on which the principal of such Notes becomes due and payable as provided in the Notes or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, exercise of the repurchase right set forth in
Article 11 or otherwise.

         "Non-global Note" means a Note that is in definitive, full registered form, without interest coupons, and that is not a Global Note.

         "Notes" means the Company's __% Convertible Subordinated Notes due 2008 and more particularly means any Notes authenticated and delivered under this Indenture.

         "Notice Date" has the meaning specified in Section 3.08.

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

         "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the chief financial officer or the treasurer of the Company that meets the requirements of Section 12.05.

         "Opinion of Counsel" means an opinion from legal counsel, who is reasonably acceptable to the Trustee, that meets the requirements of Section
12.05. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

         "Optional Redemption" has the meaning specified in Section 3.09.

         "Payment Blockage Notice" has the meaning specified in Section 14.02.

         "Person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization, government subdivision thereof or any other entity.

         "Place of Conversion" means any city in which any Conversion Agent is located.

         "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.08 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

         "Principal" means Forstmann Little & Co. Equity Partnership - V, L.P. or any of its Affiliates, Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership - VI, L.P. or any of its Affiliates and each executive officer of the Company as set forth in the Prospectus as of the date of this Indenture.

         "Provisional Redemption" has the meaning specified in Section 3.08.

         "Record Date Period" means the period from the close of business of any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date.

         "Redemption Date," when used with respect to any Note to be redeemed, means the date fixed for redemption by or pursuant to this Indenture.

         "Redemption Price," when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

         "Regular Record Date" for interest payable in respect of any Note on any Interest Payment Date means the __ or __ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

         "Related Party" means:

                  (1) any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

                  (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

         "Representative" means (1) the indenture trustee or other trustee, agent or representative for any Senior Debt or (2) with respect to any Senior Debt that does not have any such trustee, agent or other representative, (a) in the case of such Senior Debt issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Debt, any holder or owner of such Senior Debt acting with the consent of the required persons necessary to bind such holders or owners of such Senior Debt and (b) in the case of all other such Senior Debt, the holder or owner of such Senior Debt.

         "Responsible Officer" when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

         "Rule 144" means Rule 144 promulgated under the Securities Act.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Senior Debt" means the principal of, and premium, if any, and interest on (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) and rent payable on or termination payment with respect to or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, Indebtedness of the Company, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing). The term "Senior Debt" also includes all Designated Senior Debt and shall not include Indebtedness of the Company to any of its Subsidiaries. Senior Debt will not include any other Indebtedness or obligations if its terms or the terms of the instrument under which or pursuant to which it is issued expressly provide that such Indebtedness shall not be senior in right of payment to the Notes or expressly provides that such Indebtedness is equal with or junior to the Notes.

         "Significant Subsidiary" means any Subsidiary of the Company which is a "Significant Subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act.

         "Stated Maturity," when used with respect to the principal amount of any Note or such payment of interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

         "Subsidiary" means, with respect to any Person:

                  (1) any corporation, association or other business entity of which at least 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and, in the case of any such entity of which 50% of the total voting power of shares of Capital Stock is so owned or controlled by such Person or one or more of the other Subsidiaries of such Person, such Person and its Subsidiaries also has the right to control the management of such entity pursuant to contract or otherwise; and

                  (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

         "Successor Note" of any particular Note means every Note issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.08 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, then "TIA" means, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

         "Trading Day" means (i) if the Common Stock is listed or admitted for trading on the New York Stock Exchange or any other national or regional securities exchange, days on which such national or regional securities exchange is open for business, or (ii) if the Common Stock is quoted on the Nasdaq National Market or any other system of automated dissemination of quotations of securities prices, days on which trades may be effected through such system, or
(iii) if the Common Stock is not listed on a national or regional securities exchange or quoted on the Nasdaq National Market or any other system of automated dissemination of quotation of securities prices, days on which the Common Stock is traded regular way in the over-the-counter market and for which a closing bid and a closing asked price for the Common Stock are available.

         "Trustee" means First Union National Bank until a successor replaces First Union National Bank in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "Underwriters" means Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse First Boston Corporation, Banc America Securities LLC, J.P. Morgan Securities Inc., and UBS Warburg LLC.

         "Underwriting Agreement" means the Underwriting Agreement, dated as of October __ , 2001, among the Company and the Underwriters, as such agreement may be amended from time to time.

         "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors or all interests in such Person with the ability to control the management or actions of such Person.

         Section 1.02 OTHER DEFINITIONS.


                                                                          Defined in
         TERM                                                               SECTION
         ----                                                               -------
         "Arrangement Purchaser".....................................         3.10
         "Authentication Order"......................................         2.02
         "Change of Control Offer"...................................        11.01
         "Constituent Person"........................................        10.11
         "Conversion Rate"...........................................        10.01
         "Event of Default"..........................................         6.01
         "Non-Electing Share"........................................        10.11
         "Note Register".............................................         2.03
         "Paying Agent"..............................................         2.03
         "Payment Default"...........................................         6.01
         "Registrar".................................................         2.03
         "Repurchase Date"...........................................        11.03
         "Repurchase Price"..........................................        11.01
         "Trigger Event".............................................        10.12

         Section 1.03 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Notes;

         "indenture security Holder" means a Holder;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee; and

         "obligor" on the Notes means the Company and any successor obligor upon the Notes.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

         Section 1.04 RULES OF CONSTRUCTION. Unless the context otherwise requires:

                  (a) a term has the meaning assigned to it;

                  (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (c) "or" is not exclusive;

                  (d) words in the singular include the plural, and in the plural include the singular;

                  (e) provisions apply to successive events and transactions;

                  (f) references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time;

                  (g) references to any statute, law, rule or regulation shall be deemed to refer to the same as from time to time amended and in effect and to any successor statute, law, rule or regulation; and

                  (h) references to any contract, agreement or instrument shall mean the same as amended, modified, supplemented or amended and restated from time to time, in each case, in accordance with any applicable restrictions contained in this Indenture.

                                    ARTICLE 2

                                    THE NOTES

         Section 2.01 FORM AND DATING. The Notes, the Trustee's certificate of authentication and the conversion notices shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of U.S. $1,000 and integral multiples thereof.

         The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

         Upon their original issuance, Notes issued as contemplated by the Underwriting Agreement shall be issued in the form of one or more Global Notes in definitive, fully registered form without interest coupons. Such Global Note shall be registered in the name of DTC, as Depositary, or its nominee and deposited with the Trustee, as custodian for DTC, for credit by DTC to the respective accounts of beneficial owners of the Notes represented thereby (or such other accounts as they may direct).

         Section 2.02 EXECUTION AND AUTHENTICATION. Two Officers shall sign the Notes for the Company by manual or facsimile signature.

         If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

         A Note shall not be valid until authenticated by the manual signature (which may be by facsimile) of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication; and the Trustee shall authenticate and deliver such Notes upon a written order of the Company signed by an Officer of the Company (an "Authentication Order"). Such Authentication Order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated and whether the Notes are to be issued as one or more Global Notes and such other information as the Company may include or the Trustee may reasonably request. The aggregate principal amount of Notes that may be outstanding under this Indenture at any time may not exceed $250,000,000 (or up to $287,500,000 to the extent the Underwriters exercise their over-allotment option pursuant to the Underwriting Agreement), except as provided in Section 2.08.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

         Section 2.03 REGISTRAR; CONVERSION AGENT; AND PAYING AGENT. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange or conversion ("Registrar" and with respect to conversion, "Conversion Agent") and an office or agency where Notes may be presented for payment

("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer, exchange and conversion (the register maintained in such office, the "Note Register"). The Company may appoint one or more co-registrars or conversion agents and one or more additional paying agents. The term "Registrar" includes any co-registrar, the term "Conversion Agent" includes any co-conversion agent and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to any Holder. The Company shall promptly notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or Conversion Agent.

         The Company initially appoints DTC to act as Depositary with respect to the Global Notes.

         The Company initially appoints the Trustee to act as the Registrar, Paying Agent and Conversion Agent and to act as custodian with respect to the Global Notes.

         Section 2.04 PAYING AGENT TO HOLD MONEY IN TRUST. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any (including the Make-Whole Payment, if any), or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

         Section 2.05 HOLDER LISTS. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders and the Company shall otherwise comply with TIA Section 312(a).

         Section 2.06 GLOBAL NOTES; NON-GLOBAL NOTES; BOOK-ENTRY PROVISIONS.

                  (1) GLOBAL NOTES.

                           (i) Each Global Note authenticated under this
                  Indenture shall be registered in the name of the Depositary designated by the Company for such Global Note or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Note shall constitute a single Note for all purposes of this Indenture.

                           (ii) Except for exchanges of Global Notes for
                  definitive, Non-global Notes at the sole discretion of the Company, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Note or a nominee thereof unless (A) such Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note or (ii) has ceased to be a clearing agency registered as such under the Exchange Act or announces an intention permanently to cease business or does in fact do so or (B) there shall have occurred and be continuing an Event of Default with respect to such Global Note. In case of an event under clause (A) of the preceding sentence, if a successor Depositary for such Global Note is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of an Officers' Certificate directing the authentication and delivery of Notes, will authenticate and deliver, Notes in any authorized denominations in an aggregate principal amount equal to the principal amount of such Global Note in exchange for such Global Note.

                           (iii) If any Global Note is to be exchanged for other
                  Notes or canceled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Registrar, for exchange or cancellation, as provided in this Article 2. If any Global Note is to be exchanged for other Notes or canceled in part, or if another Note is to be exchanged in whole or in part for a beneficial interest in any Global Note, in each case, as provided in Section 2.07, then either (A) such Global Note shall be so surrendered for exchange or cancellation, as provided in this Article 2, or (B) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or canceled, or equal to the principal amount of such other Note to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Note, the Trustee shall, as provided in this Article 2, authenticate and deliver any Notes issuable in exchange for such Global Note (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depositary or its authorized representative. Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph, the Company shall promptly make available to the Trustee a reasonable supply of Notes that are not in the form of Global Notes. The Trustee shall be entitled to rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article 2 if such order, direction or request is given or made in accordance with the Applicable Procedures.

                           (iv) Every Note authenticated and delivered upon
                  registration of transfer of, or in exchange for or in lieu of, a Global Note or any portion thereof, whether pursuant to this
                  Article 2 or otherwise, shall be authenticated and delivered in the form of, and shall be, a registered Global Note, unless such Note is registered in the name of a Person other than the Depositary for such Global Note or a nominee thereof, in which case such Note shall be authenticated and delivered in definitive, fully registered form, without interest coupons.

         The Depositary or its nominee, as registered owner of a Global Note, shall be the Holder of such Global Note for all purposes under this Indenture and the Notes, and owners of beneficial interests in a Global Note shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such owner's beneficial interest in a Global Note will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members and such owners of beneficial interests in a Global Note will not be considered the owners or holders thereof.

                  (2) NON-GLOBAL NOTES. Notes issued upon the events described in Section 2.06(1)(ii) shall be in definitive, fully registered form, without interest coupons.

         Section 2.07 REGISTRATION; REGISTRATION OF TRANSFER AND EXCHANGE.

                  (1) Upon surrender for registration of transfer of any Note at an office or agency of the Company designated pursuant to Section 2.03 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

         At the option of the Holder, and subject to the other provisions of this Section 2.07, Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency. Whenever any Notes are so surrendered for exchange, and subject to the other provisions of this Section 2.07, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive. Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

         All Notes issued upon any registration of transfer or exchange of Notes shall be the legal, valid and binding obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

         No service charge shall be made to a Holder for any registration of transfer or exchange of Notes except as provided in Section 2.08, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Sections 2.06, 9.05, 10.02 or 11.03 hereof, except where the shares of Common Stock are to be issued or delivered in a name other than that of the Holder.

         In the event of a redemption of the Notes, neither the Company nor the Registrar will be required (a) to register the transfer of or exchange Notes for a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Notes called for such redemption or (b) to register the transfer of or exchange any Note, or portion thereof, called for redemption.

                  (2) Certain Transfers and Exchanges. Notwithstanding any other provision of this Indenture or the Notes, transfers and exchanges of Notes and beneficial interests in a Global Note of the kinds specified in this Section 2.07(2) shall be made only in accordance with this
         Section 2.07(2).

                           (i) A beneficial interest in a Global Note may be
                  exchanged for a Non-global Note only as provided in Section 2.06(1)(ii).

                  (3) Neither the Trustee, the Paying Agent nor any of their agents shall (i) have any duty to monitor compliance with or with respect to any federal or state or other securities or tax laws or (ii) have any duty to obtain documentation on any transfers or exchanges other than as specifically required hereunder.

         Section 2.08 REPLACEMENT NOTES. If any mutilated Note is surrendered to the Trustee or the Company or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a lost, stolen or destroyed Note is replaced. The Company and the Trustee may charge for their expenses in replacing a Note.

         Every replacement Note is an additional legally binding obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.09 OUTSTANDING NOTES. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions of this Indenture, and those described in this Section as not outstanding. Except as set forth in Section 2.10, a Note does not cease to be outstanding because either of the Company or an Affiliate of the Company holds the Note.

         If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

         If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of any thereof) holds, on a Redemption Date, Repurchase Date or date of maturity, money, or in the case of a repurchase upon the occurrence of a Change of Control and subject to the conditions set forth in
Article 11, or in the case of a Provisional Redemption and subject to the conditions set forth in Section 3.12, shares of Common Stock, sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

         If a Note is converted into Common Stock pursuant to Article 10, it ceases to be outstanding and interest on it ceases to accrue on the day of surrender of such Note for Conversion.

         Section 2.10 TREASURY NOTES. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, or whether the Holders of the requisite principal amount of then outstanding Notes are present at a meeting of Holders for quorum purposes, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, or any such determination as to the presence of a quorum, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

         Section 2.11 TEMPORARY NOTES. Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

         Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

         Section 2.12 CANCELLATION. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar, Conversion Agent and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, conversion or payment. The Trustee and no one else shall cancel any Notes surrendered for registration of transfer, exchange, conversion, payment, replacement or cancellation and shall dispose of such canceled Notes in its customary manner. The Company may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.

         Section 2.13 DEFAULTED INTEREST. If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

         Section 2.14 COMPUTATION OF INTEREST. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

         Section 2.15 CUSIP NUMBERS. The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed in the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                    ARTICLE 3

                            REDEMPTION AND PREPAYMENT

         Section 3.01 NOTICES TO TRUSTEE. If the Company elects to redeem Notes pursuant to the redemption provisions of Sections 3.08 or 3.09, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a Redemption Date, an Officers' Certificate setting forth (i) the paragraph of the Notes or the clause of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of Notes to be redeemed and (iv) the Redemption Price.

         Section 3.02 SELECTION OF NOTES TO BE REDEEMED. If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the then outstanding Notes not previously called for redemption. If any Note selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Note so selected, the converted portion of such Note shall be deemed (so far as may be) to be the portion selected for redemption. Notes which have been converted during a selection of Notes to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

         The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of U.S. $1,000 or whole multiples of U.S. $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of U.S. $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

         Section 3.03 NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

         The notice shall identify the Notes (including applicable CUSIP numbers) to be redeemed and shall state:

                  (a) the Redemption Date;

                  (b) the Redemption Price;

                  (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

                  (d) the name and address of the Paying Agent;

                  (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

                  (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

                  (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

                  (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes;

                  (i) the Conversion Rate, the date on which the right to convert the Notes to be redeemed will terminate and the places where Notes may be surrendered for conversion or the procedures for surrendering Notes;

                  (j) whether the redemption is a Provisional Redemption or an Optional Redemption;

                  (k) if such a redemption is a Provisional Redemption, the amount of the Make-Whole Payment; and

                  (l) whether the Make-Whole Payment will be paid in Common Stock, cash or a combination of cash and Common Stock.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the Redemption Date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

         Section 3.04 EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the Redemption Date at the Redemption Price. A notice of redemption may not be conditional.

         Section 3.05 DEPOSIT OF REDEMPTION PRICE. At or prior to 10:00 a.m., New York City time, on the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent (if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.04) (I) an amount of money (which shall be in immediately available funds on such Redemption Date) sufficient to pay the Redemption Price of and accrued interest on all Notes to be redeemed on that date and (II) with respect to Notes called for Provisional Redemption pursuant to Section 3.08, an amount of money (which shall be in immediately available funds on such Redemption
Date) or, if the Company has satisfied the conditions of Section 3.12, Common Stock sufficient to pay the Make-Whole Payment for all the Notes (or portions thereof) called for redemption (including those surrendered for conversion into Common Stock after the Notice Date and prior to the Redemption Date in respect thereof). The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company or so segregated and held in trust for the redemption of such Notes in excess of the amounts, including but not limited to any amounts in respect of Notes that are converted (subject to Section 10.02), necessary to pay the Redemption Price of, and accrued interest on, all Notes to be redeemed; provided that, with respect to a Provisional Redemption, any money or Common Stock so deposited for payment of the Make-Whole Payment shall remain segregated and held in trust for payment of the Make-Whole Payment which shall be made on all Notes called for Provisional Redemption (including

Notes converted into Common Stock after the Notice Date and prior to the Redemption Date in respect of such Provisional Redemption).

         Section 3.06 NOTES PAYABLE ON REDEMPTION DATE.

         (a) Notice of redemption having been given pursuant to Section 3.03, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and, with respect to Notes called for Provisional Redemption, the Make-Whole Payment, and from and after such date (unless the Company shall default in the payment of the Redemption Price, including accrued interest or the Make-Whole Payment, if any) such Notes shall cease to bear or accrue any interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with any accrued and unpaid interest to (but not including) the Redemption Date and, with respect to Notes called for Provisional Redemption (including Notes converted into Common Stock pursuant to the terms hereof after the Notice Date and prior to the Redemption Date in respect thereof), the Make-Whole Payment; provided, however, that installments of accrued and unpaid interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Regular Record Date according to their terms and the terms of this Indenture; and provided further that, with respect to a Provisional Redemption, the Holder of any Notes converted into Common Stock pursuant to the terms of this Indenture after the Notice Date and prior to the Redemption Date in respect thereof shall have the right to the Make-Whole Payment, if any, with respect to such Notes regardless of the conversion of such Notes.

         If the Company shall fail to deposit the Redemption Price (and Make-Whole Payment, if any) with the Trustee and any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any (including the Make-Whole Payment, if any) shall, until paid, bear and accrue interest from the Redemption Date at the rate provided in the Note and in Section 4.01.

         (b) Any issuance of shares of Common Stock in respect of the Make-Whole Payment shall be deemed to have been effected immediately prior to the close of business on the Redemption Date and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such repurchase shall be deemed to have become on the Redemption Date the holder or holders of record of the shares of Common Stock represented thereby.

         (c) No fractions of shares shall be issued upon Provisional Redemption of Notes. If more than one Note shall be so redeemed from the same Holder and all or any portion of the Make-Whole Payment shall be payable in shares of Common Stock, the number of full shares which shall be issuable upon such repurchase shall be computed on the basis of the aggregate principal amount of the Notes so repurchased. Instead of any fractional share of Common Stock which would otherwise be issuable on the Provisional Redemption of any Note or Notes, the Company shall calculate and pay a cash adjustment in respect of such fraction (calculated to the nearest 1/100th of a share) or round up the number of shares of Common Stock issuable upon payment of the Make-Whole Payment to the nearest whole share. The value of a fraction of a share shall be determined by multiplying the value of a share of Common Stock for purposes of the Provisional Redemption, as computed in accordance with Section 3.08, by the fraction, and rounding the result to the nearest cent.

         (d) Any issuance and delivery of certificates for shares of Common Stock on Provisional Redemption of Notes shall be made without charge to the Holder subject to such Provisional Redemption or for any tax or duty in respect of the issuance or delivery of such certificates or the securities represented thereby; provided, however, that the Company shall not be required to pay any tax or duty which may be payable in respect of (I) income of the Holder or (II) any transfer involved in the issuance or delivery of certificates for shares of Common Stock in the name other than that of the Holder of the Notes being redeemed, and no such issuance or delivery shall be made unless and until the Person requesting such issuance or delivery has paid to the Company the amount of any such tax or duty or has established, to the satisfaction of the Company, that such tax or duty has been paid.

         Section 3.07 NOTES REDEEMED IN PART. Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

         Section 3.08 PROVISIONAL REDEMPTION. (a) Prior to ________, 2005, if the Closing Price of the Common Stock shall have exceeded 150% of the Conversion Price then in effect for at least 20 Trading Days in any consecutive 30-day Trading Day period ending on the Trading Day prior to the date mailing of the notice of Provisional Redemption pursuant to Section 3.03 (the "Notice Date"), the Company may redeem the Notes ("Provisional Redemption"), in whole or from time to time in part, upon not less than 30 nor more than 60 days' notice prior to the Redemption Date, at a Redemption Price equal to the principal amount of the Notes to be redeemed plus accrued and unpaid interest, if any, to the Redemption Date. Upon any such Provisional Redemption, the Company shall make an additional payment (the "Make-Whole Payment") in cash or, at the election of the Company upon satisfaction of the conditions in Section 3.12, in Common Stock or a combination of cash and Common Stock, as specified in the notice of redemption, with respect to the Notes called for redemption to Holders on the Notice Date in an amount equal to $___ per $1,000 aggregate principal amount of Notes, less the amount of any interest actually paid or accrued and unpaid since the Issue Date on each $1,000 aggregate principal amount of Notes so redeemed (including any predecessor

Notes) prior to the Redemption Date. The Company shall make the Make-Whole Payment on all Notes called for Provisional Redemption, including any Notes converted into Common Stock pursuant to the terms of this Indenture after the Notice Date and prior to the Redemption Date. For purposes of this paragraph, the payments made in Common Stock will be determined by the Company and each share of Common Stock to be delivered shall be valued at an amount equal to 95% of the average of the Closing Price Per Share of the Common Stock for the five consecutive Trading Days immediately preceding and including the third Trading Day prior to the Redemption Date.

         (b) Any redemption pursuant to this Section 3.08 shall be made pursuant to the provisions of Section 3.01 through 3.07.

         Section 3.09 OPTIONAL REDEMPTION. The Company shall not have the option to redeem the Notes pursuant to this Section 3.09 prior to ____, 2005. On or after ____, 2005, the Company may redeem the Notes ("Optional Redemption"), in whole or from time to time in part, in cash upon not less than 30 nor more than 60 days' notice, at the Redemption Prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable Redemption Date, if redeemed during the twelve-month period beginning on ____ of the years indicated below:

                                 YEAR                          PERCENTAGE
                                 ----                          ----------
                         ____, 2005                               ____%
                         ____, 2006                               ____%

and thereafter is equal to 100% of the principal amount, in each case together with accrued and unpaid interest to the applicable Redemption Date.

         (a) Any redemption pursuant to this Section 3.09 shall be made pursuant to the provisions of Section 3.01 through 3.07.

         Section 3.10 CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION. In connection with any redemption of Notes, the Company may arrange for the purchase and conversion of any Notes by an agreement with one or more investment banks or other purchasers (the "Arrangement Purchasers") to purchase such securities by such Arrangement Purchasers paying to the Trustee in trust for the Holders, on or before the Redemption Date, an amount not less than the applicable Redemption Price, together with interest accrued to the Redemption Date of such Notes, and, in connection with a Provisional Redemption, the Make-Whole Payment. Notwithstanding anything to the contrary contained in this
Article 3, the obligation of the Company to pay the Redemption Price, together with the interest accrued to the Redemption Date, and, in connection with a Provisional Redemption, the Make-Whole Payment, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such Arrangement

Purchasers. If such an agreement is entered into (a copy of which shall be filed with the Trustee prior to the close of business on the Business Day immediately prior to the Redemption Date), any Notes called for redemption that are not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law and consistent with any agreement or agreements with such Arrangement Purchasers, to be acquired by such Arrangement Purchasers from such Holders and (notwithstanding anything to the contrary contained in Article 10) surrendered by such Arrangement Purchasers for conversion, all as of immediately prior to the close of business on the Redemption Date (and the right to convert any such Notes shall be extended through such time), subject to payment of the above amount as aforesaid, including the Make-Whole Payment, if any, with respect to all Notes called for Provisional Redemption. At the direction of the Company, the Trustee shall hold and dispose of any such amount paid to it by the Arrangement Purchasers to the Holders in the same manner as it would monies deposited with it by the Company for the redemption of Notes. Without the Trustee's prior written consent, no arrangement between the Company and such Arrangement Purchasers for the purchase and conversion of any Notes shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Notes between the Company and such Arrangement Purchasers, including the costs and expenses, including reasonable legal fees, incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

         Section 3.11 MANDATORY REDEMPTION. The Company shall not be required to make mandatory redemption payments with respect to the Notes.

         Section 3.12 CONDITIONS TO THE COMPANY'S ELECTION TO PAY THE MAKE-WHOLE PAYMENT IN COMMON STOCK. The Company may elect to pay all or a portion of the Make-Whole Payment by delivery of shares of Common Stock if and only if the following conditions shall have been satisfied:

                  (a) the shares of Common Stock deliverable in payment of the Make-Whole Payment shall have a fair market value, as determined in the following sentence, as of the Redemption Date of not less than the amount of the Make-Whole Payment being paid in Common Stock. For purposes of this Section 3.12, the fair market value of shares of Common Stock shall be equal to 95% of the average of the Closing Price Per Share for the five consecutive Trading Days immediately preceding and including the third Trading Day prior to the Redemption Date in respect of such Provisional Redemption as determined by the Company;

                  (b) in the event any shares of Common Stock to be issued upon redemption of Notes under Section 3.08 (i) require registration under any federal securities law before such shares may be freely transferable without being subject to any transfer restrictions under the Securities Act upon redemption, such registration is effective prior to the Redemption Date in respect of such Provisional Redemption, and/or (ii) require registration with or approval of any governmental authority under any state law or any other federal law before such shares may be validly issued or delivered upon repurchase, such registration is effective or such approval is obtained prior to the Redemption Date in respect of such Provisional Redemption (it being understood that, in the case of this clause (ii) only, if (with respect to any particular holder)
         (x) the Company has been unable so to effect such registration or obtain such approval after having used its reasonable best efforts to do so and, as a result, such Holder would be unable to receive shares of Common Stock or would receive shares of Common Stock that are not free from restrictions on transfer and (y) the Company pays the full amount of the Make-Whole Payment to such Holder in cash as provided in Section 3.08, the condition set forth in this clause
         (ii) will be deemed to be satisfied);

                  (c) the Common Stock is, or shall have been, approved for listing on the New York Stock Exchange or another national securities exchange, or approval for quotation on the Nasdaq National Market or, in any such case, prior to the Redemption Date in respect of such Provisional Redemption; and

                  (d) all shares of Common Stock which may be issued upon Provisional Redemption of Notes are issued out of the Company's authorized but unissued Common Stock and, upon issuance, will be duly and validly issued and fully paid and non-assessable and free of any preemptive or similar rights.

         Prior to making all or any portion of a Make-Whole Payment in Common Stock, the Company shall certify to the Trustee in an Officer's Certificate that all of the conditions set forth in this Section 3.12 are satisfied in accordance with the terms thereof and shall deliver to the Trustee an opinion of counsel to the Company to the effect that the shares of Common Stock to be issued upon Provisional Redemption are not subject to any restrictions on transfer under the Securities Act.

                                    ARTICLE 4

                                    COVENANTS

         Section 4.01 PAYMENT OF NOTES. The Company shall pay or cause to be paid the principal, premium, if any (including the Make-Whole Payment, if any), and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any (including the Make-Whole Payment, if any), and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. New York City time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any (including the Make-Whole Payment, if any), and interest then due.

         The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 5% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the rate of 5% per annum to the extent lawful.

         Section 4.02 MAINTENANCE OF OFFICE OR AGENCY. The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for conversion, redemption, repurchase, registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

         Section 4.03 REPORTS. After this Indenture has been qualified under the TIA, the Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the TIA at the times and in the manner provided pursuant to the TIA; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

         Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

         Section 4.04 COMPLIANCE CERTIFICATE.

         (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

         The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

         Section 4.05 TAXES. The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

         Section 4.06 STAY, EXTENSION AND USURY LAWS. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

         Section 4.07 CORPORATE EXISTENCE. Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Significant Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Significant Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Significant Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Significant Subsidiaries, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Significant Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

         Section 4.08 PAYMENTS FOR CONSENT. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

         Section 4.09 REGISTRATION AND LISTING. The Company (i) will effect all registrations with, and obtain all approvals by, all governmental authorities that may be necessary under any United States Federal or state law (including the Securities Act, the Exchange Act and state securities and Blue Sky laws) before the shares of Common Stock issuable upon conversion of Notes are issued and delivered, and qualified or listed as contemplated by clause (ii); and (ii) will qualify the shares of Common Stock required to be issued and delivered upon conversion of Notes, prior to such issuance or delivery, for trading on the New York Stock Exchange or, if the Common Stock is not then traded on the New York Stock Exchange, list the Common Stock on each national securities exchange or quotation system on which outstanding Common Stock is listed or quoted at the time of such delivery.

         Section 4.10 WAIVER OF CERTAIN COVENANTS. The Company may omit in any particular instance to comply with any covenant or condition set forth in
Section 4.05 or 4.07 (other than with respect to the existence of the Company (subject to Article 5)) (other than a covenant or condition which under Article 9 cannot be modified or amended without the consent of the Holder of each outstanding Note affected), if before the time for such compliance the Holders shall either (i) through the written consent (or as otherwise in accordance with the Applicable Procedures) of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding or
(ii) by the adoption of a resolution, at a meeting of Holders of the then outstanding Notes at which a quorum is present, by the Holders of at least 66?% in principal amount of the outstanding Notes represented at such meeting or, if less, by the Holders of at least a majority in aggregate principal amount of all then outstanding Notes, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee or any Paying or Conversion Agent in respect of any such covenant or condition shall remain in full force and effect.

                                    ARTICLE 5

                                   SUCCESSORS

         Section 5.01 MERGER, CONSOLIDATION, OR SALE OF ASSETS.

         The Company may not, directly or indirectly: (a) (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person; or (b) permit any Person to (1) consolidate or merge with or into the Company (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to the Company; unless:

                  (1) either: (a) the Company is the surviving corporation; or
         (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a Person organized or existing under the laws of the United States, any state thereof or the District of Columbia (provided that if the Person formed by or surviving any such consolidation or merger with the Company is not a corporation, a corporate co-issuer shall also be an obligor with respect to the Notes);

                  (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to agreements reasonably satisfactory to the Trustee; and

                  (3) immediately after such transaction, no Default or Event of Default exists, and no event that after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

         In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

         This Section 5.01 shall not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Subsidiaries.

                  Section 5.02 SUCCESSOR CORPORATION SUBSTITUTED. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01, the successor Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to and (except in the case of a lease) be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named therein as the Company, and (except in the case of a lease) the Company shall be released from the obligations under the Notes and this Indenture, except with respect to any obligations that arise from, or are related to, such transaction.

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

         Section 6.01 EVENTS OF DEFAULT. An "Event of Default" occurs if:

                  (a) the Company defaults in the payment when due of interest on the Notes and such default continues for a period of 30 days, whether or not such payment is prohibited by the subordination provisions of the Notes or of this Indenture;

                  (b) the Company defaults in payment when due of the principal of or premium, if any (including the Make-Whole Payment, if any), on the Notes, whether or not such payment is prohibited by the subordination provisions of the Notes or of this Indenture;

                  (c) the Company fails to comply with any of the notice or repurchase provisions of Article 11, whether or not the compliance with such notice or repurchase provisions is prohibited by the subordination provisions of the Notes or of this Indenture;

                  (d) the Company fails to deliver shares of Common Stock, together with cash instead of fractional shares, when those shares of Common Stock or cash instead of fractional shares are required to be delivered following conversion of a Note pursuant to the provisions of Article 10 and that failure continues for 10 days;

                  (e) the Company fails to comply with any of its other covenants or agreements in this Indenture for 60 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% of the aggregate principal amount of the then outstanding Notes;

                  (f) the Company or any of its Significant Subsidiaries defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed (or the payment of which is guaranteed by the Company or any of its Significant Subsidiaries) whether such Indebtedness or guarantee now exists or is created after the Issue Date, if that default:

                           (1) is caused by a failure to pay at final stated
                  maturity the principal amount on such Indebtedness by the end of the applicable grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

                           (2) results in the acceleration of such Indebtedness
                  prior to its express maturity,

         and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15 million or more, and (1) the indebtedness is not discharged, or (2) the acceleration is not annulled, within 30 days after written notice of such Event of Default to the Company by the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes;

                  (g) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of Bankruptcy Law:

                           (i) commences a voluntary case,

                           (ii) consents to the entry of an order for relief
                  against it in an involuntary case,

                           (iii) consents to the appointment of a custodian of
                  it or for all or substantially all of its property, or

                           (iv) makes a general assignment for the benefit of
                  its creditors; or

                  (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (i) is for relief against the Company or any of its
                  Significant Subsidiaries in an involuntary case;

                           (ii) appoints a custodian of the Company or any of
                  its Significant Subsidiaries or for all or substantially all of the property of the Company or any of its Significant Subsidiaries; or

                           (iii) orders the liquidation of the Company or any of
                  its Significant Subsidiaries;

         and the order or decree remains unstayed and in effect for 60 consecutive days.

         Section 6.02 ACCELERATION. In the case of an Event of Default arising from clause (f) or (g) of Section 6.01 with respect to the Company, all then outstanding Notes shall, subject to the provisions of Article 14, become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee by notice to the Company or the Holders of at least 25% in principal amount of the then outstanding Notes by notice to the Company and the Trustee may, subject to the provisions of Article 14, declare all the Notes to be due and payable immediately. The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if:

                  (1) the Company has paid or deposited with the Trustee a sum sufficient to pay:

                           (i) all overdue interest on all the Notes,

                           (ii) the principal of and premium, if any (including
                  the Make-Whole Payment, if any), on the Notes which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate borne by the Notes,

                           (iii) to the extent permitted by applicable law,
                  interest upon overdue interest at a rate of 5% per annum, and

                           (iv) all sums paid or advanced by the Trustee
                  hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

                  (2) all Events of Default, other than the nonpayment of the principal of and any premium and interest on, the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.04; and

                  (3) such rescission and annulment would not conflict with any judgment or decree issued in appropriate judicial proceedings regarding the payment by the Trustee to the Holders of the amounts referred to in
         Section 6.02(1).

         No rescission or annulment referred to above shall affect any subsequent default or impair any right consequent thereon.

         Section 6.03 OTHER REMEDIES. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any (including the Make-Whole Payment, if any), and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

         Section 6.04 WAIVER OF EXISTING DEFAULTS. Holders, either (i) through the written consent (or as otherwise in accordance with the Applicable Procedures) of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee or (ii) by the adoption of a resolution, at a meeting of Holders of the outstanding Notes at which a quorum is present, by the Holders of at least 66?% in principal amount of the then outstanding Notes represented at such meeting or, if less, by the Holders of at least a majority in aggregate principal amount of all then outstanding Notes by notice to the Trustee, may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except (x) a continuing Default or Event of Default in the payment of the principal of, premium, if any (including the Make-Whole Payment, if any), or interest on, the Notes (including in connection with a Change of Control Offer),
(y) a continuing Default or Event of Default in respect of a Holder's right to convert any Note in accordance with Article 10 or (z) in respect of a covenant or provision hereof which under Article 9 cannot be modified or amended without the consent of each Holder of each outstanding Note affected

(provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

         Section 6.05 CONTROL BY MAJORITY. Subject to Section 7.02, holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be prejudicial to the rights of other Holders or that may involve the Trustee in personal liability. The Trustee may take any other action which it deems proper that is not inconsistent with any such directive.

         Section 6.06 LIMITATION ON SUITS. No Holder will have any right to institute any proceeding under this Indenture, or for the appointment of a receiver or a trustee or for any other remedy under this Indenture or the Notes unless:

                  (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

                  (b) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 60 days after the later of (1) receipt of the request (specified in clause (b) above), and the offer (specified in clause (c) above), and (2) if requested, the provision of indemnity (specified in clause (c) above); and

                  (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request and offer.

         A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

         Section 6.07 RIGHTS OF HOLDERS TO RECEIVE PAYMENT AND TO CONVERT. Notwithstanding any other provision of this Indenture, but subject to the provisions of

Article 14, the right of any Holder to receive payment of principal, premium, if any (including the Make-Whole Payment, if any), and interest on a Note, on or after the Maturity dates (including in connection with a redemption or a Change of Control Offer), or to convert such Note in accordance with Article 10, or to bring suit for the enforcement of any such payment on or after such respective dates or of such right to convert, shall be absolute and unconditional and shall not be impaired or affected without the consent of such Holder.

         Section 6.08 COLLECTION SUIT BY TRUSTEE. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any (including the Make-Whole Payment, if any), and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

         Section 6.09 TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         Section 6.10 TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SECURITIES. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which judgment has been recovered.

         Section 6.11 PRIORITIES. Subject to Article 14, if the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                  First: to the Trustee, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any (including the Make-Whole Payment, if any), and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any (including the Make-Whole Payment, if any), and interest, respectively; and

                  Third: to the Company or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.11.

         Section 6.12 UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

         If any Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or such Holder, then, and in every case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                    ARTICLE 7

                                     TRUSTEE

         Section 7.01 DUTIES OF TRUSTEE.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b) Except during the continuance of an Event of Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions required to be furnished to the Trustee hereunder and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph (b) of this Section;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section 7.01.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request or direction of any Holders unless such Holders shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability, claim, damage or expense.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or documents.

         Section 7.02 RIGHTS OF TRUSTEE.

         (a) The Trustee may conclusively rely upon any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its own selection and the written advice or opinion of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

         (f) The Trustee shall be under no obligation to exercise any of the rights and powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against any loss, liability, claim, damage or expense incurred by it in compliance with such request.

         (g) The Trustee shall not be charged with knowledge of any Default or Event of Default unless either (i) a Responsible Officer of the Trustee shall have actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default shall have been given by the Company or any Holder and received by a Responsible Officer of the Trustee.

         Section 7.03 INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11.

         Section 7.04 TRUSTEE'S DISCLAIMER. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee or an Affiliate of the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

         Section 7.05 NOTICE OF DEFAULTS. If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after the Trustee acquires knowledge thereof. Except in the case of a Default or Event of Default in payment of principal of, premium, if any (including the Make-Whole Payment, if any), or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

         Section 7.06 REPORTS BY TRUSTEE TO HOLDERS. Within 60 days after each __ beginning with the __ following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

         A copy of each report at the time of its mailing to the Holders shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or delisted therefrom.

         Section 7.07 COMPENSATION AND INDEMNITY. The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         The Company shall fully indemnify the Trustee against any and all losses, liabilities, claims, damages or expenses (including reasonable legal fees and expenses) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         The obligations of the Company in this Section 7.07 shall survive resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

         To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such lien shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(f) or (g) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

         Section 7.08 REPLACEMENT OF TRUSTEE. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                  (a) the Trustee fails to comply with Section 7.10;

                  (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (c) a custodian or public officer takes charge of the Trustee or its property; or

                  (d) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the lien provided for in Section
7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

         Section 7.09 SUCCESSOR TRUSTEE BY MERGER, ETC. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

         Section 7.10 ELIGIBILITY; DISQUALIFICATION. There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust powers, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

         Section 7.11 PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY. The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

         Section 7.12 OTHER CAPACITIES. All references in this Indenture to the Trustee shall be deemed to refer to the Trustee in its capacity as Trustee and in its capacities as Agent, to the extent acting under such capacities, and every provision of this Indenture relating to the conduct or affecting the liability or offering protection, immunity or indemnity to the Trustee shall be deemed to apply with the same force and effect to the Trustee acting in its capacities as any Agent.



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                                    ARTICLE 8

                               MEETINGS OF HOLDERS

         Section 8.01 PURPOSES FOR WHICH MEETINGS MAY BE CALLED. A meeting of Holders may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders.

         Section 8.02 CALL, NOTICE AND PLACE OF MEETINGS.

                  (1) The Trustee may at any time call a meeting of Holders for any purpose specified in Section 8.01, to be held at such time and at such place in the Borough of Manhattan, The City of New York, as the Trustee shall determine. Notice of every meeting of Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 12.02, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

                  (2) In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in principal amount of the then outstanding Notes shall have requested the Trustee to call a meeting of the Holders for any purpose specified in Section 8.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders in the amount specified, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in paragraph (1) of this Section.

         Section 8.03 PERSONS ENTITLED TO VOTE AT MEETINGS. To be entitled to vote at any meeting of Holders, a Person shall be (i) a Holder of one or more then outstanding Notes, or (ii) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more then outstanding Notes by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

         Section 8.04 QUORUM; ACTION. The Persons entitled to vote a majority in principal amount of the then outstanding Notes shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders, be dissolved. In any other case, the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting (subject to repeated applications of this sentence). Notice of the reconvening of any adjourned meeting shall be given as provided in Section 8.02(1), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the principal amount of the then outstanding Notes which shall constitute a quorum.

         Subject to the foregoing, at the reconvening of any meeting adjourned for a lack of a quorum, the Persons entitled to vote 25% in principal amount of the then outstanding Notes at the time shall constitute a quorum for the taking of any action set forth in the notice of the original meeting.

         At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters (other than a covenant or condition which under Section 9.02 cannot be modified or amended without the consent of the Holder of each outstanding Note affected) shall be effectively passed and decided if passed or decided by the lesser of (i) the Holders of not less than a majority in principal amount of then outstanding Notes and (ii) the Persons entitled to vote not less than 66-?% in principal amount of then outstanding Notes represented and entitled to vote at such meeting.

         Any resolution passed or decisions taken at any meeting of Holders duly held in accordance with this Section shall be binding on all the Holders whether or not present or represented at the meeting. The Trustee shall, in the name and at the expense of the Company, notify all the Holders of any such resolutions or decisions in accordance with Section 12.02.

         Section 2.09 shall determine which Notes are considered to be "outstanding" for purposes of this Section 8.04.

         Section 8.05 DETERMINATION OF VOTING RIGHTS; CONDUCT AND ADJOURNMENT OF MEETINGS.

                  (1) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.

                  (2) The Trustee shall, by an instrument in writing, appoint a temporary chairman (which may be the Trustee) of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 8.02(2), in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the then outstanding Notes represented at the meeting.

                  (3) At any meeting, each Holder or proxy shall be entitled to one vote for each U.S. $1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote, except as a Holder or proxy.

                  (4) Any meeting of Holders duly called pursuant to Section
         8.02 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the then outstanding Notes represented at the meeting, and the meeting may be held as so adjourned without further notice.

         Section 8.06 COUNTING VOTES AND RECORDING ACTION OF MEETINGS. The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the principal amounts at Stated Maturity and serial numbers of the then outstanding Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in
Section 8.02 and, if applicable, Section 8.04. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

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                                    ARTICLE 9

                        AMENDMENT, SUPPLEMENT AND WAIVER

         Section 9.01 WITHOUT CONSENT OF HOLDERS. Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder:

                  (a) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or which is otherwise defective, or to make any other provisions with respect to matters or questions arising under this Indenture as the Company and the Trustee may deem necessary or desirable, provided such action pursuant to this clause (a) shall not adversely affect the interests of the Holders in any material respect;

                  (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                  (c) to provide for the assumption of the Company's obligations to Holders in the case of a merger or consolidation or sale of all or substantially all of the assets of the Company pursuant to Article 5;

                  (d) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder;

                  (e) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA or otherwise as necessary to comply with applicable law;

                  (f) to make provision with respect to the conversion rights of Holders pursuant to Section 10.11 or to make provision with respect to the repurchase rights of Holders pursuant to Section 11.04;

                  (g) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee; or

                  (h) subject to Section 14.12, to make any change in Article 14 that would limit or terminate the benefits available to any holder of Senior Debt under such Article.

         Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

         Section 9.02 WITH CONSENT OF HOLDERS. Except as provided below in this
Section 9.02, this Indenture or the Notes may be amended or supplemented with either (i) the written consent (or as otherwise in accordance with the Applicable Procedures) of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or a tender offer or exchange offer for, Notes), or (ii) by the adoption of a resolution, at a meeting of Holders of the then outstanding Notes at which a quorum is present, by the Holders of at least 66?% in principal amount of the then outstanding Notes represented at such meeting or, if less, by the Holders of at least a majority in aggregate principal amount of all then outstanding Notes. Section
2.09 shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

         Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

         It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment or supplement, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment or supplement under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment or supplement. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture.

         However, without the consent or affirmative vote of each Holder affected, an amendment or supplement under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

                  (a) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount of, or the premium, if any (including the Make-Whole Payment, if any), or the rate of interest payable thereon, or reduce the amount payable upon a redemption or Change of Control, or change the place or currency of payment of the principal of, premium, if any (including the Make-Whole Payment, if any), or interest on any Note (including any payment of Redemption Price or Repurchase Price in respect of such
         Note) or impair the right to institute suit for the enforcement of any payment in respect of any Note on or after the Stated Maturity thereof (or, in the case of redemption or any repurchase, on or after the Redemption Date or Repurchase Date, as the case may be) or, except as permitted by Section 10.11, adversely affect the right of Holders to convert any Note as provided in Article 10 or modify the provisions of this Indenture with respect to the subordination of the Notes in a manner adverse to the Holders; or

                  (b) reduce the requirements of Section 8.04 for quorum or voting, or reduce the percentage in principal amount of the then outstanding Notes the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture; or

                  (c) modify the obligation of the Company to maintain an office or agency in the Borough of Manhattan, The City of New York, pursuant to Section 4.02; or

                  (d) modify any of the provisions of this Section or Section
         4.10 or 6.04, except to increase any percentage contained herein or therein or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby; or

                  (e) modify the provisions of Article 11 relating to notice and repurchase (including, without limitation, those relating to the Repurchase Date and the Repurchase Price (whether payable in cash or shares of Common Stock)) in a manner adverse to the Holders.

         Section 9.03 COMPLIANCE WITH TRUST INDENTURE ACT. Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

         Section 9.04 REVOCATION AND EFFECT OF CONSENTS. Until an amendment or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder that evidences the same debt as the consenting

Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the supplement or amendment becomes effective. An amendment or supplement becomes effective in accordance with its terms and thereafter binds every Holder.

         Section 9.05 NOTATION ON OR EXCHANGE OF NOTES. The Trustee may place an appropriate notation about an amendment or supplement on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment or supplement.

         Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment or supplement.

         Section 9.06 TRUSTEE TO SIGN AMENDMENTS, ETC. The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 10.04, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10

                               CONVERSION OF NOTES

         Section 10.01 CONVERSION PRIVILEGE AND CONVERSION RATE. Subject to and upon compliance with the provisions of this Article, at the option of the Holder thereof, any Note may be converted into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock of the Company at the Conversion Rate, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall commence on the initial issuance date of the Notes and expire at the close of business on the Business Day prior to the date of Maturity of the Notes, subject, in the case of conversion of any Global Note, to any Applicable Procedures. In case a Note or portion thereof is called for redemption at the election of the Company or the Holder thereof exercises his right to require the Company to repurchase the Note following a Change of Control, such conversion right in respect of the Note, or portion thereof so called, shall expire at the close of business on the Business Day prior to the Redemption Date or the Repurchase Date, as the case may be, unless the Company defaults in making the payment due upon redemption or repurchase, as the case may be (in each case subject as aforesaid to any Applicable Procedures with respect to any Global Note).

         The rate at which shares of Common Stock shall be delivered upon conversion (herein called the "Conversion Rate") shall be initially ___ shares of Common Stock for each U.S. $1,000 principal amount of Notes. The Conversion Rate shall be adjusted in certain instances as provided in this Article 10.

         Section 10.02 EXERCISE OF CONVERSION PRIVILEGE. In order to exercise the conversion privilege, the Holder of any Note to be converted shall surrender such Note, duly endorsed in blank, at any office or agency of the Company maintained for that purpose pursuant to Section 4.02, accompanied by a duly signed conversion notice substantially in the form set forth in Exhibit A stating that the Holder elects to convert such Note or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted. Each Note surrendered for conversion (in whole or in part) during the period between the close of business during the Record Date Period shall (except in the case of any Note or portion thereof which has been called for redemption on a Redemption Date occurring within such Record Date Period and, as a result, the right to convert would terminate in such period) be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest payable on the applicable Interest Payment Date on the principal amount of such Note (or part thereof, as the case may be) being surrendered for conversion, provided that if any Note (or portion thereof) has been called for redemption on a Redemption Date occurring during the Record Date Period, and is surrendered for conversion during such period, the Holder of such Note on the related Regular Record Date will be entitled to receive the interest accruing on such Note from the Interest Payment Date next preceding the date of such conversion to such succeeding Interest Payment Date and the Holder of such Note who converts such Note or portion thereof during such period shall not be required to pay such interest upon surrender of such Note for conversion. The interest so payable on such Interest Payment Date with respect to any Note (or portion thereof, if applicable) which is surrendered for conversion during the Record Date Period shall be paid to the Holder of such Note as of such Regular Record Date in an amount equal to the interest that would have been payable on such Note if such Note had been converted as of the close of business on such Interest Payment Date. Except as provided in this paragraph, no cash payment or adjustment shall be made upon any conversion on account of any interest accrued from the Interest Payment Date next preceding the conversion date, in respect of any Note (or part thereof, as the case may be) surrendered for conversion, or on account of any dividends on the Common Stock issued upon conversion. The Company's delivery to the Holder of the number of shares of Common Stock (and cash in lieu of fractions thereof, as provided in this Indenture) into which a Note is convertible will be deemed to satisfy the Company's obligation to pay the principal amount of the Note.

         Notes shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Notes for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Notes as Holders shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue and deliver to the Trustee, for delivery to the Holder, a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 10.03.

         In the case of any Note which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Note or Notes of authorized denominations in an aggregate principal amount equal to the unconverted portion of the principal amount of such Note. A Note may be converted in part, but only if the principal amount of such Note to be converted is any integral multiple of U.S. $1,000 and the principal amount of such Note to remain outstanding after such conversion is equal to U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof.

         Section 10.03 FRACTIONS OF SHARES. No fractional shares of Common Stock shall be issued upon conversion of any Note or Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any Note or Notes (or specified portions thereof), the Company shall calculate and pay a cash adjustment in respect of such fraction (calculated to the nearest 1/100th of a share) in an amount equal to the same fraction of the Closing Price Per Share at the close of business on the day of conversion (or round up the number of shares of Common Stock issuable upon conversion of any Note or Notes to the nearest whole share).

         Section 10.04 ADJUSTMENT OF CONVERSION RATE. The Conversion Rate shall be subject to adjustments from time to time as follows:

                  (1) In case the Company shall pay or make a dividend or other distribution on shares of any class of capital stock payable in shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. If, after any such date fixed for determination, any dividend or distribution is not in fact paid, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would have been in effect if such determination date had not been fixed. For the purposes of this paragraph (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

                  (2) Subject to the last sentence of paragraph (7) below, in case the Company shall issue rights, options or warrants to all or substantially all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock, or securities convertible into shares of Common Stock, at a price per share less than the current market price per share (determined as provided in paragraph
         (8) of this Section 10.04) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants (other than any rights, options or warrants that by their terms will also be issued to any Holder upon conversion of a Note into shares of Common Stock without any action required by the Company or any other Person), the Conversion Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. If, after any such date fixed for determination, any such rights, options or warrants are not in fact issued, or are not exercised, prior to the expiration thereof, the Conversion Rate shall be immediately readjusted, effective as of the date such rights, options or warrants expire, or the date the Board of Directors determines not to issue such rights, options or warrants, to the Conversion Rate that would have been in effect if the unexercised rights, options or warrants had never been granted or such determination date had not been fixed, as the case may be. For the purposes of this paragraph (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not issue any rights, options or warrants in respect of shares of Common Stock held in the treasury of the Company.

                  (3) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision or combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                  (4) In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock evidences of its indebtedness, shares of any class of capital stock or other property (including cash or assets or securities, but excluding
         (i) any rights, options or warrants referred to in paragraph (2) of this Section and any other rights, options or warrants that by their terms will also be issued to any Holder upon conversion of a Note into shares of Common Stock without any action required by the Company or any other Person, (ii) any dividend or distribution paid exclusively in cash, (iii) any dividend or distribution referred to in paragraph (1) of this Section and (iv) mergers or consolidations to which Section
         10.11 applies), the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (8) of this Section 10.04) of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Trustee) of the portion of the assets, shares or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution. If after any such date fixed for determination, any such distribution is not in fact made, the

         Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to make such distribution, to the Conversion Rate that would have been in effect if such determination date had not been fixed.

                  (5) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock exclusively cash (excluding any cash that is distributed as part of a distribution referred to in paragraph (4) of this Section or cash distributed upon a merger or consolidation to which Section 10.11 applies) in an aggregate amount that, combined together with (i) the aggregate amount of any such other all-cash distributions to all holders of its Common Stock within the 365-day period preceding the date of payment of such distribution and in respect of which no adjustment pursuant to paragraphs (5) and (6) of this Section 10.04 has been made and (ii) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of consideration payable in respect of any tender offer by the Company or any of its Subsidiaries for all or any portion of the Common Stock concluded within the 365-day period preceding the date of payment of such distribution and in respect of which no adjustment pursuant to paragraphs (5) and (6) of this Section
         10.04 has been made (the "combined cash and tender amount") exceeds 10.0% of the product of the current market price per share (determined as provided in paragraph (8) of this Section 10.04) of the Common Stock on the date for the determination of holders of shares of Common Stock entitled to receive such distribution times the number of shares of Common Stock outstanding on such date (the "aggregate current market price"), then, and in each such case, immediately after the close of business on such date for determination, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive such distribution by a fraction (i) the numerator of which shall be equal to the current market price per share (determined as provided in paragraph (8) of this Section 10.04) of the Common Stock on the date fixed for such determination less an amount equal to the quotient of (x) the excess of such combined cash and tender amount over such aggregate current market price divided by (y) the number of shares of Common Stock outstanding on such date for determination and (ii) the denominator of which shall be equal to the current market price per share (determined as provided in paragraph (8) of this Section 10.04) of the Common Stock on such date fixed for determination.

                  (6) In case a tender offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that combined together with (i) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of such tender offer, of consideration payable in respect of any other tender offer by the Company or any Subsidiary for all or any portion of the Common Stock expiring within the 365-day period preceding the expiration of such tender offer and in respect of which no adjustment pursuant to paragraphs (5) and (6) of this Section 10.04 has been made and (ii) the aggregate amount of any cash distributions to all holders of the Common Stock within the 365-day period preceding the expiration of such tender offer and in respect of which no adjustment pursuant to paragraphs (5) and (6) of this Section 10.04 has been made (the "combined tender and cash amount") exceeds 10.0% of the product of the current market price per share of the Common Stock (determined as provided in paragraph (8) of this Section 10.04) as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time, then, and in each such case immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate immediately prior to close of business on the date of the Expiration Time by a fraction (i) the numerator of which shall be equal to (A) the product of (I) the current market price per share of the Common Stock (determined as provided in paragraph (8) of this Section 10.04) on the date of the Expiration Time multiplied by (II) the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time less (B) the combined tender and cash amount, and (ii) the denominator of which shall be equal to the product of (A) the current market price per share of the Common Stock (determined as provided in paragraph (8) of this Section 10.04) as of the Expiration Time multiplied by (B) the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time less the number of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares").

                  (7) The reclassification of Common Stock into securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 10.11 applies) shall be deemed to involve
         (a) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and "the date fixed for such determination" within the meaning of paragraph (4) of this Section 10.04), and (b) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective," as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph (3) of this Section 10.04). Rights, options or warrants issued by the Company to all holders of its Common Stock entitling the holders thereof to subscribe for or purchase shares of capital stock of the Company, which rights, options or warrants (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable and (iii) are also issued in respect of future issuances of shares of capital stock, in each case in clauses (i) through (iii) until the occurrence of a specified event or events ("Trigger Event"), shall for purposes of this
         Section 10.04 not be deemed issued or distributed until the occurrence of the earliest Trigger Event.

                  (8) For the purpose of any computation under paragraph (2),
         (4), (5) or (6) of this Section 10.04, the current market price per share of Common Stock on any date shall be calculated by the Company and shall be the average of the daily Closing Price Per Share for the five consecutive Trading Days selected by the Company commencing not more than 10 Trading Days before, and ending not later than the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "`ex' date," when used with respect to any issuance or distribution, means the first date on which the Common Stock trades the regular way in the applicable securities market or on the applicable securities exchange without the right to receive such issuance or distribution.

                  (9) No adjustment in the Conversion Rate shall be required unless such adjustment (plus any adjustments not previously made by reason of this paragraph (9)) would require an increase or decrease of at least one percent in such rate; provided, however, that any adjustments which by reason of this paragraph (9) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                  (10) The Company may make such increases in the Conversion Rate, for the remaining term of the Notes or any shorter term, in addition to those required by paragraphs (1), (2), (3), (4), (5) and
         (6) of this Section 10.04, as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes. The Company shall have the power to resolve any ambiguity or correct any error in this paragraph (10) and its actions in so doing shall, absent manifest error, be final and conclusive.

                  (11) Notwithstanding the foregoing provisions of this Section 10.04, no adjustment of the Conversion Rate shall be required to be made (a) upon the issuance of shares of Common Stock pursuant to any present or future plan for the reinvestment of dividends or (b) because of a tender or exchange offer of the character described in Rule 13e-4(h)(5) under the Exchange Act or any successor rule thereto.

                  (12) In addition to increases in the Conversion Rate permitted pursuant to Paragraph (10) above, to the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least twenty (20) days, the increase is irrevocable during such period, and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive; provided, however, that no such increase shall be taken into account for purposes of determining whether the Closing Price Per Share of the Common Stock equals or exceeds 105% of the Conversion Price in connection with an event which would otherwise be a Change of Control. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall give notice of the increase to the Holders in the manner provided in Section 12.02 at least fifteen
         (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

         Section 10.05 NOTICE OF ADJUSTMENTS OF CONVERSION RATE. Whenever the Conversion Rate is adjusted as herein provided:

                  (1) the Company shall compute the adjusted Conversion Rate in accordance with Section 10.04 and shall prepare a certificate signed by the Chief Financial Officer of the Company setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall promptly be filed with the Trustee and with each Conversion Agent; and

                  (2) upon each such adjustment, a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall be required, and as soon as practicable after it is required, such notice shall be provided by the Company to all Holders in accordance with Section 12.02.



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

         Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein, except to exhibit the same to any Holder desiring inspection thereof at its office during normal business hours, and shall not be deemed to have knowledge of any adjustment in the Conversion Rate unless and until a Responsible Officer of the Trustee shall have received such a certificate. Until a Responsible Officer of the Trustee receives such a certificate, the Trustee and each Conversion Agent may assume without inquiry that the last Conversion Rate of which the Trustee has knowledge of remains in effect.

         Section 10.06 NOTICE OF CERTAIN CORPORATE ACTION. In case:

                  (1) the Company shall declare a dividend (or any other distribution) on its Common Stock payable (i) otherwise than exclusively in cash or (ii) exclusively in cash in an amount that would require any adjustment pursuant to Section 10.04; or

                  (2) the Company shall authorize the granting to all or substantially all of the holders of its Common Stock of rights, options or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

                  (3) of any reclassification of the Common Stock, or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance, sale, transfer or lease of all or substantially all of the assets of the Company; or

                  (4) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

         then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Notes pursuant to Section 4.02, and shall cause to be provided to all Holders in accordance with
         Section 12.02, at least 20 days (or 10 days in any case specified in clause (1) or (2) above) prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be


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

         entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up. Neither the failure to give such notice or the notice referred to in the following paragraph nor any defect therein shall affect the legality or validity of the proceedings described in clauses (1) through (4) of this Section 10.06. If at the time the Trustee shall not be the Conversion Agent, a copy of such notice shall also forthwith be filed by the Company with the Trustee.

         The Company shall cause to be filed at the Corporate Trust Office and each office or agency maintained for the purpose of conversion of Notes pursuant to Section 4.02, and shall cause to be provided to all Holders in accordance with Section 12.02, notice of any tender offer by the Company or any Subsidiary for all or any portion of the Common Stock at or about the time that such notice of tender offer is provided to the public generally.

         Section 10.07 COMPANY TO RESERVE COMMON STOCK. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock (including treasury stock), for the purpose of effecting the conversion of Notes, the full number of shares of Common Stock then issuable upon the conversion of all then outstanding Notes.

         Section 10.08 TAXES ON CONVERSIONS. Except as provided in the next sentence, the Company will pay any and all taxes and duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto. The Company shall not, however, be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Note or Notes to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

         Section 10.09 COVENANT AS TO COMMON STOCK. The Company agrees that all shares of Common Stock which may be delivered upon conversion of Notes, upon such delivery, will have been duly authorized and validly issued and will be fully paid and nonassessable and, except as provided in Section 10.08, the Company will pay all taxes, liens and charges with respect to the issue thereof.

         Section 10.10 CANCELLATION OF CONVERTED NOTES. All Notes delivered for conversion shall be delivered to the Trustee or its agent to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in
Section 2.12.



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

         Section 10.11 PROVISION IN CASE OF CONSOLIDATION, MERGER OR SALE OF ASSETS. In case of any consolidation or merger of the Company with or into any other Person or any merger of another Person with or into the Company (in either case, other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company) or any conveyance, sale, transfer or lease of all or substantially all of the assets of the Company, the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Note then outstanding shall have the right thereafter, during the period such Note shall be convertible as specified in Section 10.01, to convert such Note only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease by a holder of the number of shares of Common Stock of the Company into which such Note might have been converted immediately prior to such consolidation, merger, conveyance, sale, transfer or lease, assuming such holder of Common Stock (i) is not (A) a Person with which the Company consolidated or merged with or into or which merged into or with the Company or to which such conveyance, sale, transfer or lease was made, as the case may be (a "Constituent Person"), or (B) an Affiliate of a Constituent Person and (ii) failed to exercise his or her rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer, or lease is not the same for each share of Common Stock held immediately prior to such consolidation, merger, conveyance, sale, transfer or lease by others than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-electing Share"), then for the purpose of this Section 10.11 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease by the holders of each Non-electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-electing Shares). Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. The above provisions of this
Section 10.11 shall similarly apply to successive consolidations, mergers, conveyances, sales, transfers or leases. Notice of the execution of such a supplemental indenture shall be given by the Company to the Holder as provided in Section 12.02 promptly upon such execution.

         Neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or other securities or property or cash receivable by Holders upon the conversion of their Notes after any such consolidation, merger, conveyance, transfer, sale or lease or to any such adjustment, but may accept as conclusive evidence of the correctness of any such provisions, and shall be


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protected in relying upon, an Opinion of Counsel with respect thereto, which the
Company shall cause to be furnished to the Trustee.

         Section 10.12 RIGHTS ISSUED IN RESPECT OF COMMON STOCK. Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"):

                           (i) are deemed to be transferred with such shares of
                  Common Stock,

                           (ii) are not exercisable, and

                           (iii) are also issued in respect of future issuances
                  of Common Stock

shall not be deemed distributed for purposes of Section 10.04(2) until the occurrence of the earliest Trigger Event. In addition, in the event of any distribution of rights or warrants, or any Trigger Event with respect thereto, that shall have resulted in an adjustment to the Conversion Rate under Section 10.04(2), (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and
(2) in the case of any such rights or warrants all of which shall have expired without exercise by any holder thereof, the Conversion Price shall be readjusted as if such issuance had not occurred.

         Section 10.13 RESPONSIBILITY OF TRUSTEE FOR CONVERSION PROVISIONS. The Trustee, subject to the provisions of Section 7.01, and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, herein or in any supplemental indenture provided to be employed, in making the same, or whether a supplemental indenture need be entered into. Neither the Trustee, subject to the provisions of Section 7.01, nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any other Notes or property or cash, which may at any time be issued or delivered upon the conversion of any Note; and it or they do not make any representation with respect thereto. Neither the Trustee, subject to the provisions of Section 7.01, nor any

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Conversion Agent shall be responsible for any failure of the Company to make or calculate any cash payment or to issue, transfer or deliver any shares of Common Stock or share certificates or other Notes or property or cash upon the surrender of any Note for the purpose of conversion; and the Trustee, subject to the provisions of Section 7.01, and any Conversion Agent shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article.


                                   ARTICLE 11

                        REPURCHASE OF NOTES AT THE OPTION
                     OF THE HOLDER UPON A CHANGE OF CONTROL

         Section 11.01 RIGHT TO REQUIRE REPURCHASE. If a Change of Control occurs, each Holder shall have the right, at the Holder's option, but subject to the provisions of Section 11.02, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder's Notes not theretofore called for redemption, or any portion of the principal amount thereof that is equal to U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof (provided that no single Note may be repurchased in part unless the portion of the principal amount of such Note to be outstanding after such repurchase is equal to U.S. $1,000 or integral multiples of U.S. $1,000 in excess thereof), pursuant to a Change of Control Offer. Upon the occurrence of a Change of Control, the Company shall offer (a "Change of Control Offer") a payment equal to 100% of the aggregate principal amount of the Notes to be repurchased plus interest accrued and unpaid to but excluding the Repurchase Date (the "Repurchase Price"); provided, however, that installments of interest on Notes whose Stated Maturity is on or prior to the Repurchase Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such on the relevant Regular Record Date according to their terms. At the option of the Company, the Repurchase Price may be paid in cash or, subject to the fulfillment by the Company of the conditions set forth Section 11.02, by delivery of shares of Common Stock having a fair market value equal to the Repurchase Price. Whenever in this Indenture there is a reference, in any context, to the principal of any Note as of any time, such reference shall be deemed to include reference to the Repurchase Price payable in respect of such Note to the extent that such Repurchase Price is, was or would be so payable at such time, and express mention of the Repurchase Price in any provision of this Indenture shall not be construed as excluding the Repurchase Price in those provisions of this Indenture when such express mention is not made; provided, however, that for the purposes of Article 14, such reference shall be deemed to include reference to the Repurchase Price only to the extent the Repurchase Price is payable in cash.

         Section 11.02 CONDITIONS TO THE COMPANY'S ELECTION TO PAY THE REPURCHASE PRICE IN COMMON STOCK. Except as provided in the last paragraph of this Section 11.02, the

Company may elect to pay the Repurchase Price by delivery of shares of Common Stock pursuant to Section 11.01 if and only if the following conditions shall have been satisfied:

                  (1) the shares of Common Stock deliverable in payment of the Repurchase Price shall have a fair market value as of the Repurchase Date of not less than the Repurchase Price. For purposes of Section
         11.01 and this Section 11.02, the fair market value of shares of Common Stock shall be equal to 95% of the average of the Closing Price Per Share of the Common Stock for the five consecutive Trading Days immediately preceding and including the fifth Trading Day prior to the Repurchase Date as determined by the Company;

                  (2) in the event any shares of Common Stock to be issued upon repurchase of Notes under Section 11.01 (i) require registration under any federal securities law before such shares may be freely transferable without being subject to any transfer restrictions under the Securities Act upon repurchase, such registration is effective prior to the Repurchase Date, and/or (ii) require registration with or approval of any governmental authority under any state law or any other federal law before such shares may be validly issued or delivered upon repurchase, such registration is effective or such approval is obtained prior to the Repurchase Date (it being understood that, in the case of this clause (ii) only, if (with respect to any particular Holder) (x) the Company has been unable so to effect such registration or obtain such approval after having used its reasonable best efforts to do so and, as a result, such Holder would be unable to receive shares of Common Stock or would receive shares of Common Stock that are not free from restrictions on transfer and (y) the Company pays the full amount of the Repurchase Price to such Holder in cash as provided in Section 11.01, the condition set forth in this clause (ii) will be deemed to be satisfied);

                  (3) the Common Stock is listed, or shall have been, approved for listing on the New York Stock Exchange or another national securities exchange, or approved for quotation on the Nasdaq
         National Market, in any such case, prior to the Repurchase Date; and

                  (4) all shares of Common Stock which may be issued upon repurchase of Notes are issued out of the Company's authorized but unissued Common Stock (including treasury stock) and, upon issuance, will be duly and validly issued and fully paid and non-assessable and free of any preemptive or similar rights.

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         If all of the conditions set forth in this Section 11.02 are not satisfied in accordance with the terms thereof, the Repurchase Price shall be paid by the Company only in cash.

         Section 11.03 NOTICES; METHOD OF EXERCISING REPURCHASE RIGHT, ETC.

                  (1) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder (with a copy to the Trustee) describing the transaction or transactions that constitute the Change of Control and stating:

                           (i) the Repurchase Date, which shall not be less than
                  20 Business Days, nor will it exceed 30 Business Days from the date such notice is mailed (the "Repurchase Date");

                           (ii) the date by which the repurchase right must be
                  exercised;

                           (iii) the Repurchase Price, and whether the
                  Repurchase Price shall be paid by the Company in cash or by delivery of shares of Common Stock;

                           (iv) a description of the procedure which a Holder
                  must follow to exercise a repurchase right, and the place or places where, or procedures by which, such Notes are to be surrendered for payment of the Repurchase Price and accrued interest, if any, to the Repurchase Date;

                           (v) that on the Repurchase Date the Repurchase Price,
                  and accrued interest, if any, to the Repurchase Date, will become due and payable upon each such Note designated by the Holder to be repurchased, and that interest thereon shall cease to accrue on and after said date;

                           (vi) the Conversion Rate then in effect, the date on
                  which the right to convert the principal amount of the Notes to be repurchased will terminate and the place or places where, or procedures by which, such Notes may be surrendered for conversion;

                           (vii) the place or places that the Note with the
                  "Option of Holder to Elect Purchase" as specified on the reverse of the Note shall be delivered;

                           (viii) that any Note not tendered shall continue to
                  accrue interest;

                           (ix) that Holders shall be entitled to withdraw their
                  election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Repurchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

                           (x) that Holders whose Notes are being purchased only
                  in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to U.S. $1,000 in principal amount or an integral multiple thereof.

         No failure of the Company to give the foregoing notices or defect therein shall limit any Holder's right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Notes.

         If any of the foregoing provisions or other provisions of this Article 11 are inconsistent with applicable law, such law shall govern.

                  (2) To exercise a repurchase right, a Holder shall deliver to the Trustee on or before the date specified in the repurchase notice
         (i) written notice of the Holder's exercise of such right, which notice shall set forth the name of the Holder, the principal amount of the Notes to be repurchased (and, if any Note is to repurchased in part, the serial number thereof, the portion of the principal amount thereof to be repurchased and the name of the Person in which the portion thereof to remain outstanding after such repurchase is to be registered) and a statement that an election to exercise the repurchase right is being made thereby, and, in the event that the Repurchase Price shall be paid in shares of Common Stock, the name or names (with addresses) in which the certificate or certificates for shares of Common Stock shall be issued, and (ii) the Notes with respect to which the repurchase right is being exercised. The right of the Holder to convert the Notes with respect to which the repurchase right is being exercised shall continue until the close of business on the Business Day prior to the Repurchase Date.

                  (3) In the event a repurchase right shall be exercised in accordance with the terms hereof, on the Repurchase Date, the Company shall accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, deposit with or pay or cause to be paid to the Trustee the Repurchase Price in cash or shares of Common Stock, as provided above, for payment by the Trustee to the Holder on the Repurchase Date or, if shares of Common Stock are to be paid, as promptly after the Repurchase Date as practicable; provided, however, that installments of interest with a Stated Maturity on or prior to the Repurchase Date shall be payable in cash to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Regular Record Date; and deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers'


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         Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

                  (4) If any Note (or portion thereof) surrendered for repurchase shall not be so paid on the Repurchase Date, the principal amount of such Note (or portion thereof, as the case may be) shall, until paid, bear interest to the extent permitted by applicable law from the Repurchase Date at the rate specified therein, and each Note shall remain convertible into Common Stock until the principal of such Note (or portion thereof, as the case may be) shall have been paid or duly provided for.

                  (5) Any Note which is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and mail (or cause to be transferred by book entry) to the Holder without service charge, a new Note or Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Note so surrendered; provided that each such new Note shall be in principal amount of U.S. $1,000 or an integral multiple thereof.

                  (6) Any issuance of shares of Common Stock in respect of the Repurchase Price shall be deemed to have been effected immediately prior to the close of business on the Repurchase Date and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such repurchase shall be deemed to have become on the Repurchase Date the holder or holders of record of the shares represented thereby; provided, however, that any surrender for repurchase on a date when the stock transfer books of the Company shall be closed shall constitute the Person or Persons in whose name or names the certificate or certificates for such shares are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open. No payment or adjustment shall be made for dividends or distributions on any Common Stock issued upon repurchase of any Note declared prior to the Repurchase Date.

                  (7) No fractions of shares shall be issued upon repurchase of Notes. If more than one Note shall be repurchased from the same Holder and the Repurchase Price shall be payable in shares of Common Stock, the number of full shares which shall be issuable upon such repurchase shall be computed on the basis of the aggregate principal amount of the Notes so repurchased. Instead of


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         any fractional share of Common Stock which would otherwise be issuable on the repurchase of any Note or Notes, the Company shall calculate and pay a cash adjustment in respect of such fraction (calculated to the nearest 1/100th of a share) or round up the number of shares of Common Stock issuable upon conversion to the nearest whole share. The current market value of a fraction of a share is determined by multiplying the current market price of a full share by the fraction, and rounding the result to the nearest cent. For purposes of this Section, the current market price of a share of Common Stock is the Closing Price Per Share of the Common Stock on the Trading Day immediately preceding the Repurchase Date.

                  (8) Any issuance and delivery of certificates for shares of Common Stock on repurchase of Notes shall be made without charge to the Holder being repurchased for such certificates or for any tax or duty in respect of the issuance or delivery of such certificates or the Notes represented thereby; provided, however, that the Company shall not be required to pay any tax or duty which may be payable in respect of (i) income of the Holder or (ii) any transfer involved in the issuance or delivery of certificates for shares of Common Stock in a name other than that of the Holder of the Notes being repurchased, and no such issuance or delivery shall be made unless and until the Person requesting such issuance or delivery has paid to the Company the amount of any such tax or duty or has established, to the satisfaction of the Company, that such tax or duty has been paid.

                  (9) All Notes delivered for repurchase shall be delivered to the Trustee to be canceled at the direction of the Trustee, which shall dispose of the same as provided in Section 2.12.

         Notwithstanding any other provision of this Article 11, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

         Section 11.04 CONSOLIDATION, MERGER, ETC. In the case of any merger, consolidation, conveyance, sale, transfer or lease of all or substantially all of the assets of the Company to which Section 10.11 applies, in which the Common Stock of the Company is changed or exchanged as a result into the right to receive shares of stock and other Notes or property or assets (including cash) which includes shares of Common Stock or common stock of another Person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares of


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common stock of such Person constitute at the time such change or exchange becomes effective in excess of 50% of the aggregate fair market value of such shares of common stock of such Person and other securities, property and assets (including cash) (as determined by the Company, which determination shall be conclusive and binding), then the Person formed by such consolidation or resulting from such merger or combination or which acquires the properties or assets (including cash) of the Company, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) modifying the provisions of this Indenture relating to the right of Holders to cause the Company to repurchase the Notes following a Change of Control, including without limitation the applicable provisions of this Article 11 and the definitions of the Common Stock and Change of Control, as appropriate, and such other related definitions set forth herein as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply in the event of a subsequent Change of Control to the common stock and the issuer thereof if different from the Company and Common Stock of the Company (in lieu of the Company and the Common Stock of the Company).

                                   ARTICLE 12

                                  MISCELLANEOUS

         Section 12.01 TRUST INDENTURE ACT CONTROLS. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Sections 318(c), the imposed duties shall control.

         Section 12.02 NOTICES. Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Company:

         Community Health Systems, Inc.
         155 Franklin Road, Suite 400
         Brentwood, TN  37027
         Telecopier No.:  (615) 376-3447
         Attention:  Rachel Seifert

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

         With a copy to:

         Fried, Frank, Harris, Shriver & Jacobson
         One New York Plaza
         New York, New York  10004-1980
         Telecopier No.:  (212) 859-4000
         Attention:  Jeffrey Bagner

         If to the Trustee:

         First Union National Bank
         2525 West End Avenue, Suite 1200
         Nashville, TN  37203
         Telecopier No.:  (615) 341-3927
         Attention:  Susan Baker

         The Company or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery (except that a notice of change of address and a notice to the Trustee shall not be deemed to have been given until actually received by the addressee).

         Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it. If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

         Section 12.03 COMMUNICATION BY HOLDERS WITH OTHER HOLDERS. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their


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rights under this Indenture or the Notes. The Company, the Trustee, the
Registrar and anyone else shall have the protection of TIA Section 312(c).

         Section 12.04 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                  (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                  (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

         Section 12.05 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

                  (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

         Section 12.06 RULES BY TRUSTEE AND AGENTS. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

         Section 12.07 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, MEMBERS AND STOCKHOLDERS. No director, officer, employee, incorporator, member or stockholder


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of the Company, as such, shall have any liability for any obligations of the
Company under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

         Section 12.08 GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

         Section 12.09 NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         Section 12.10 SUCCESSORS. All agreements of the Company in this Indenture and the Notes, as the case may be, shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

         Section 12.11 SEVERABILITY. In case any provision in this Indenture or the Notes, as the case may be, shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 12.12 COUNTERPART ORIGINALS. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         Section 12.13 TABLE OF CONTENTS, HEADINGS, ETC. The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions.



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                                   ARTICLE 13

                           SATISFACTION AND DISCHARGE

         Section 13.01 SATISFACTION AND DISCHARGE OF INDENTURE. This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange or conversion of Notes herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

                  (1) either

                           (A) all Notes theretofore authenticated and delivered
                  (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in
                  Section 2.08 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust,) have been delivered to the Trustee for cancellation; or

                           (B) all such Notes not theretofore delivered to the
                  Trustee for cancellation

                                    (i) have become due and payable, or

                                    (ii) will become due and payable at their
                           Stated Maturity within one year, or

                                    (iii) are to be called for redemption within
                           one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

                           and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and premium, if any (including the Make-Whole Payment, if any), and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the maturity or redemption thereof, as the case may be;

                           (2) the Company has paid or caused to be paid all
                  other sums payable hereunder by the Company; and



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                           (3) the Company has delivered to the Trustee an
                  Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

         Notwithstanding the satisfaction and discharge of this Indenture pursuant to this Article 13, the obligations of the Company to the Trustee under
Section 7.07, and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 13.02 and the obligations of the Company and the Trustee under
Section 2.07 and Article 10 shall survive such satisfaction and discharge. Funds held in trust pursuant to this Section are not subject to the provisions of
Article 14.

         Section 13.02 APPLICATION OF TRUST MONEY. All money deposited with the Trustee pursuant to Section 13.01 and in accordance with the provisions of
Article 14 shall be held in trust for the sole benefit of the Holders and not be subject to the subordination provisions of Article 14, and such money shall be applied by the Trustee, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal and premium, if any (including the Make-Whole Payment, if any), and interest for whose payment such money has been deposited with the Trustee.

         All moneys deposited with the Trustee pursuant to Section 13.01 (and held by it or any Paying Agent) for the payment of Notes subsequently converted shall be returned to the Company upon a written request signed in the name of the Company by an Officer.

                                   ARTICLE 14

                             SUBORDINATION OF NOTES

         Section 14.01 NOTES SUBORDINATE TO SENIOR DEBT. The Company covenants and agrees, and each Holder, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article (subject to the provisions of Article 13), the indebtedness represented by the Notes and the payment of the principal of, or premium, if any (including the Make-Whole Payment, if any), or interest on, each and all of the Notes (including, but not limited to, the Redemption Price with respect to the Notes to be called for redemption in accordance with Article 3 or the Repurchase Price with respect to Notes submitted for repurchase in accordance with Article 11), are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Debt.



                                       75
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         Section 14.02 NO PAYMENT IN CERTAIN CIRCUMSTANCES, PAYMENT OVER OF
PROCEEDS UPON DISSOLUTION, ETC. No payment shall be made with respect to the principal of, or premium, if any (including the Make-Whole Payment, if any), or interest on the Notes (including, but not limited to, the Redemption Price with respect to the Notes to be called for redemption in accordance with Article 3 or the Repurchase Price with respect to Notes submitted for repurchase in accordance with Article 11), except payments and distributions made by the Trustee as permitted by Section 14.09, if: (i) a default in the payment of principal, premium, if any, or interest (including a default under any repurchase or redemption obligation) or other amounts with respect to any Senior Debt occurs and is continuing (or, in the case of Senior Debt for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Senior Debt) unless and until such default shall have been cured or waived or shall have ceased to exist; or (ii) any other default occurs and is continuing with respect to Designated Senior Debt and (1) the default permits holders of such Designated Senior Debt to accelerate its maturity and (2) the Trustee receives a notice of the default (a "Payment Blockage Notice") from a Representative or holder of Designated Senior Debt or the Company.

         If the Trustee receives any Payment Blockage Notice pursuant to clause (ii) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until (A) at least 365 days shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice, and (B) all scheduled payments of principal, premium, if any (including the Make-Whole Payment, if any), and interest on the Notes that have come due have been paid in full. No default, other than a payment default, that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

         The Company may and shall resume payments on and distributions in respect of the Notes upon the earlier of:

                  (1) in the case of a default referred to in clause (i) above, the date upon which the default is cured or waived or ceases to exist, or

                  (2) in the case of a default referred to in clause (ii) above, the date upon which the default is cured or waived or ceases to exist or 179 days pass after notice is received if the maturity of such Designated Senior Debt has not been accelerated, unless this Article 14 otherwise prohibits the payment or distribution at the time of such payment or distribution.

         In the event of (a) any acceleration of the principal amount due on the Notes, (b) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the


                                       76
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Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency, bankruptcy, receivership or other proceedings, or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company, then and in any such event the holders of Senior Debt shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Debt before the Holders are entitled to receive any payment on account of principal of or premium, if any (including the Make-Whole Payment, if any), or interest on the Notes or on account of the purchase, redemption or other acquisition of Notes, and to that end the holders of Senior Debt shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Notes in any such case, proceeding, dissolution, liquidation or other winding up or event.

         In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or a Holder shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, securities or other property, before all Senior Debt is paid in full, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt. For purposes of this Article only, the words "cash, securities or other property" shall not be deemed to include shares of capital stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, which shares of stock or securities are subordinated in right of payment to all then outstanding Senior Debt to substantially the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this Article. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article 5 shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this
Section if the Person formed by such consolidation or into which the Company is merged or which acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article 5.



                                       77
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         Section 14.03 PRIOR PAYMENT TO SENIOR DEBT UPON ACCELERATION OF NOTES.
In the event of the acceleration of the Notes because of an Event of Default, no payment or distribution shall be made to the Trustee or any Holder in respect of the principal of, premium, if any (including the Make-Whole Premium, if any), or interest on the Notes (including, but not limited to, the Redemption Price with respect to the Notes called for redemption in accordance with Article 3 or the Repurchase Price with respect to the Notes submitted for repurchase in accordance with Article 11), except payments and distributions made by the Trustee as permitted by Section 14.09, until all Senior Debt has been paid in full in cash or other payment satisfactory to the holders of Senior Debt or such acceleration is rescinded in accordance with the terms of this Indenture. If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration.

         Section 14.04 PAYMENT PERMITTED IF NO DEFAULT. Nothing contained in this Article or elsewhere in this Indenture or in any of the Notes shall prevent
(a) the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in Section 14.02, or during the circumstances referred to in the first paragraph of Section 14.02, or under the conditions described in Section 14.03, from making payments at any time of principal of and premium, if any (including the Make-Whole Payment, if any), or interest on the Notes, or (b) the application by the Trustee of any money deposited with it hereunder to the payment of or on account of the principal of and premium, if any (including the Make-Whole Payment, if any), or interest on the Notes or the retention of such payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge that such payment would have been prohibited by the provisions of this Article.

         Section 14.05 SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR DEBT. Subject to the payment in full of all Senior Debt, the Holders of the Notes shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Debt pursuant to the provisions of this Article to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal of and premium, if any (including the Make-Whole Payment, if any), and interest on the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders or the Trustee would be entitled except for the provisions of this Article, and no payments made pursuant to the provisions of this Article to the holders of Senior Debt by Holders or the Trustee, shall, as among the Company, its creditors other than holders of Senior Debt and the Holders, be deemed to be a payment or distribution by the Company to or on account of the Senior Debt.



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         Section 14.06 PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS. The
provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Debt on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Notes is intended to or shall (i) impair, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal of and premium, if any (including the Make-Whole Payment, if any), and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (ii) affect the relative rights against the Company of the Holders and other creditors of the Company (other than the holders of Senior Debt); or (iii) prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Debt to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

         Section 14.07 TRUSTEE TO EFFECTUATE SUBORDINATION. Each Holder by its acceptance thereof authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee its attorney-in-fact for any and all such purposes.

         Section 14.08 NO WAIVER OF SUBORDINATION PROVISIONS. No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with. Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders to the holders of Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

         Section 14.09 NOTICE TO TRUSTEE. The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Company or a Representative or a holder of Senior Debt (including, without limitation, a holder of Designated Senior Debt) and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.01, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 14.09 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of and premium, if any (including the Make-Whole Payment, if any), or interest on any
Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within one Business Day prior to such date.

         Notwithstanding anything in this Article 14 to the contrary, nothing shall prevent any payment by the Trustee to the Holders of monies deposited with it pursuant to Section 13.01, and any such payment shall not be subject to the provisions of Section 14.02 or 14.03.

         Subject to the provisions of Section 7.01, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a Representative or a holder of Senior Debt (including, without limitation, a holder of Designated Senior Debt) to establish that such notice has been given by a Representative or a holder of Senior Debt (including, without limitation, a holder of Designated Senior Debt). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

         Section 14.10 RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT. Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 7.01, and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

         Section 14.11 TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR DEBT. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders or to the Company or to any other Person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article or otherwise.

         Section 14.12 RELIANCE BY HOLDERS OF SENIOR DEBT ON SUBORDINATION PROVISIONS. Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders of Senior Debt unless such holders shall have agreed in writing thereto.

         Section 14.13 RIGHTS OF TRUSTEE AS HOLDER OF SENIOR DEBT; PRESERVATION OF TRUSTEE'S RIGHTS. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

         Section 14.14 ARTICLE APPLICABLE TO PAYING AGENTS. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 14.14 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

         Section 14.15 CERTAIN CONVERSIONS AND REPURCHASES DEEMED PAYMENT. For the purposes of this Article only, (i) the issuance and delivery of junior securities upon conversion of Notes in accordance with Article 10 or upon the repurchase of Notes in accordance with Article 11 shall not be deemed to constitute a payment or distribution on account of the principal of or premium or interest on Notes or on account of the purchase or other acquisition of Notes, and (ii) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Section 3.06(c), 10.03 or 11.03(7)), property or securities (other than junior securities) upon conversion of a Note shall be deemed to constitute payment on account of the principal of such Note. For the purposes of this Section, the term "junior securities" means (a) shares of any stock of any class of the Company and other securities into which the Notes are convertible pursuant to Article 10 and (b) securities of the Company which are subordinated in right of payment to all Senior Debt which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this Article. Nothing contained in this Article or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Notes, the right, which is absolute and unconditional, of any Holder to convert any Note in accordance with Article
10 or to exchange such Note for Common Stock in accordance with Article 11 if the Company elects to satisfy the obligations under Article 11 by the delivery of Common Stock.

                         [Signatures on following page]

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                                       COMMUNITY HEALTH SYSTEMS, INC.


                                       By
                                         ---------------------------------------
                                         Name:
                                         Title:




                                       FIRST UNION NATIONAL BANK, as Trustee


                                       By
                                         ---------------------------------------
                                         Name:
                                         Title:

                                                                       EXHIBIT A


                                 [FACE OF NOTE]

         THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH GLOBAL NOTE:

         THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

                             CUSIP NO. [___________]

                [_____]% Convertible Subordinated Notes due 2008

         No.  R-



                               $[________________]

                         COMMUNITY HEALTH SYSTEMS, INC.

promises to pay to

--------------------------------------------------------------------------------

or registered assigns,

the principal amount of  _____________________________________ Dollars
($______________________________) (which principal amount may from time to time be increased or decreased to such other principal amount by adjustments made on the records of the Trustee hereinafter referred to in accordance with the Indenture) on [_____________], [_____] Interest Payment Dates: [_____________]
and [_____________] Regular Record Dates: [_____________] and [_____________]
Subject to Restrictions set forth in this Note.

Dated:

COMMUNITY HEALTH SYSTEMS, INC.


By
  -------------------------------
  Name:
  Title:


By
  -------------------------------
  Name:
  Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

First Union National Bank,
         as Trustee

By
  -------------------------------------
     Authorized Signatory

                                 [BACK OF NOTE]

                [_____]% Convertible Subordinated Notes due 2008

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. INTEREST. Community Health Systems, Inc., a Delaware corporation (as further defined in the Indenture, the "Company"), promises to pay interest on the principal amount of this Note at the rate of [_____]% per annum from [________], [_____] until Maturity. The Company will pay interest semi-annually in arrears on [_____________] and [_____________] of each year (each an
"Interest Payment Date"), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a Regular Record Date referred to on the face and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. The first Interest Payment Date shall be [_____________], [_____]. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any (including the Make-Whole Payment, if any), from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; and it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the [_____________] or [_____________] next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any (including the Make-Whole Payment, if any), and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the Note Register, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. PAYING AGENT, REGISTRAR AND CONVERSION AGENT. Initially, First Union National Bank, the Trustee under the Indenture, will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

         4. INDENTURE. The Company issued the Notes under an Indenture dated as of October, [_____] (the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company limited to $250,000,000 million in principal amount (or up to $287,000,000 to the extent the Underwriters exercise their over-allotment option pursuant to the Underwriting Agreement) except as provided in Section 2.08 of the Indenture.

         5. PROVISIONAL REDEMPTION. Prior to [____], 2005, if the Closing Price of the Common Stock shall have exceeded 150% of the Conversion Price then in effect for at least 20 Trading Days in any consecutive 30-day Trading Day period ending on the Trading Day prior to the date mailing of the notice of Provisional Redemption pursuant to Section 3.03 of the Indenture (the "Notice Date"), the Company may redeem the Notes ("Provisional Redemption"), in whole or from time to time in part, upon not more than 30 nor more than 60 days' notice prior to the Redemption Date, at a Redemption Price equal to the principal amount of the Notes to be redeemed plus accrued and unpaid interest, if any, to the Redemption Date. Upon any such Provisional
Redemption, the Company shall make an additional payment (the "Make-Whole Payment") in cash or, at the election of the Company upon satisfaction of the conditions in Section 3.12 of the Indenture, in Common Stock or a combination of cash and Common Stock, as specified in the notice of redemption, with respect to the Notes called for redemption to holders on the Notice Date in an amount equal to $[__] per $1,000 aggregate principal amount of Notes, less the amount of any interest actually paid or accrued and unpaid since the Issue Date on each $1,000 aggregate principal amount of Notes so redeemed (including any Predecessor Notes) prior to the Redemption Date. The Company shall make the Make-Whole Payment on all Notes called for Provisional Redemption, including any Notes converted into Common Stock pursuant to the terms of this Indenture after the Notice Date and prior to the Redemption
Date. For purposes of this paragraph, the payments made in Common Stock will be determined by the Company and each share of Common Stock to be delivered shall be valued at an amount equal to 95% of the average of the Closing Price Per Share of the Common Stock for the five consecutive Trading Days immediately preceding and including the third Trading Day prior to the Redemption Date.

         6. OPTIONAL REDEMPTION. Except as provided in paragraph (5) herein, the Company shall not have the option to redeem the Notes prior to [_____________], 2005. On or after [_____], 2005, the Company may redeem the Notes, in whole or in part, in cash upon not less than 30 nor more than 60 days' notice, at the Redemption Prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable Redemption Date, if redeemed during the twelve-month period beginning on [______] of the years indicated below:

                              YEAR                   PERCENTAGE
                              ----                   ----------

                            [______], 2005             [______]%
                            [______], 2006             [______]%

and thereafter is equal to 100% of the principal amount, in each case together with accrued but unpaid interest to the applicable Redemption Date.

         7. NOTICE OF REDEMPTION. Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address. Notices of redemption may not be conditional. No Notes of U.S. $1,000 or less may be redeemed in part. Notes in denominations larger than U.S. $1,000 may be redeemed in part but only in whole multiples of U.S. $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the Redemption Date, interest ceases to accrue on Notes or portions thereof called for redemption.

         8. MANDATORY REDEMPTION. Except as otherwise provided in Paragraph 8 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

         9. REPURCHASE AT OPTION OF HOLDER. If a Change of Control occurs, the Company shall make a Change of Control Offer to repurchase all or any part (equal to U.S. $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 100% of the principal amount thereof plus interest accrued and unpaid to the date of purchase. At the option of the Company, the Repurchase Price may be paid in cash or, subject to the provisions of the Indenture, by delivery of shares of Common Stock having a fair market value equal to the Repurchase Price. For purposes of this paragraph, the fair market value of shares of Common Stock shall be equal to 95% of the average of the Closing Prices Per Share for the five consecutive Trading Days immediately preceding and including the fifth Trading Day prior to the Repurchase Date as determined by the Company. Except as otherwise provided in the Indenture, within 30 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Repurchase Date specified in such notice, pursuant to the procedures required by the Indenture and described in such notice.

         10. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of U.S. $1,000 and integral multiples of U.S. $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a Regular Record Date and the corresponding Interest Payment Date.

         11. PERSONS DEEMED OWNERS. The registered Holder may be treated as its owner for all purposes.

         12. AMENDMENT AND SUPPLEMENT. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with either (i) the written consent (or as otherwise in accordance with the Applicable Procedures) of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), or (ii) by the adoption of a resolution, at a meeting of Holders of the then outstanding Notes at which a quorum is present, by the Holders of at least 66?% in principal amount of the then outstanding Notes represented at such meeting or, if less, by the Holders of at least a majority in aggregate principal amount of all then outstanding Notes. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders in the case of a merger or consolidation or sale of all or substantially all of the assets of the Company, to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA or otherwise as necessary to comply with applicable law.

         13. SUBORDINATION. The Indebtedness evidenced by this Note is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Debt of the Company, and this Note is issued subject to such provisions of the Indenture with respect thereto. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions,

(b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

         14. DEFAULTS AND REMEDIES. Each of the following is an Event of
Default: (i) default for 30 days in the payment when due of interest on the Notes, whether or not such payment is prohibited by the subordination provisions of the Notes or of the Indenture, (ii) default in payment when due of the principal of or premium, if any (including the Make-Whole Payment, if any), on the Notes, whether or not such payment is prohibited by the subordination provisions of the Notes or of the Indenture, (iii) failure by the Company to comply with the notice or repurchase provisions of Article 11 of the Indenture, whether or not the compliance with such notice or repurchase provision is prohibited by the subordination provisions of the Notes or the Indenture, (iv) failure by the Company to deliver shares of Common Stock or cash instead of fractional shares, when those shares of Common stock or cash instead of fractional shares are required to be delivered following conversion of a Note pursuant to the provisions of Article 10 of the Indenture and that failure continues for 10 days, (v) failure by the Company for 60 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding to comply with any of its other covenants or agreements in the Indenture, (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Significant Subsidiaries (or the payment of which is guaranteed by the Company or any of its Significant Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the Issue Date, if that default: (a) is caused by a failure to pay at final stated maturity the principal amount of such Indebtedness at the end of the applicable expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or (b) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15 million or more, and (1) the indebtedness is not discharged, or the acceleration is not annulled, within 30 days after written notice of such Event of Default to the Company by the Trustee or (2) the holders of at least 25% in aggregate principal amount of the then outstanding Notes, or
(vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all then outstanding Notes will, subject to the provisions of Article 14 of the Indenture, become due and payable without further action or notice. If any other Event of Default occurs and is continuing, the Trustee by notice to the Company or the Holders of at least 25% in principal amount of the then outstanding Notes by notice to the Company and the Trustee may, subject to the provisions of
Article 14 of the Indenture, declare all the Notes to be due and payable immediately. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. Holders, either (i) through the written consent (or as otherwise in accordance with the Applicable Procedures) of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee or (ii) by the adoption of a resolution, at a meeting of Holders of the then outstanding Notes at which a quorum is present, by the Holders of at least 66?% in the principal amount of then outstanding Notes represented at such meeting or, if less, by the Holders of at least a majority in aggregate principal amount of all then outstanding Notes by notice to the Trustee, may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except (x) a continuing Default or Event of Default in the payment of the principal of, premium, if any (including the Make-Whole Payment, if any), or interest on the Notes (including in connection with a Change of Control Offer),
(y) a continuing Default or Event of Default in respect of a Holder's right to convert any Note in accordance with Article 10 of the Indenture or (z) or in respect of a covenant or provision of the Indenture under Article 9 thereof which cannot be modified or amended without the consent of each outstanding Note affected. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the Trustee a statement specifying such Default or Event of Default.

         15. CONVERSION. Subject to and upon compliance with the provisions of the Indenture, the Holder of this Note is entitled, at his option, at any time on or before the close of business on the Business Day prior to the date of Maturity, or in case this Note or a portion hereof is called for redemption or the Holder hereof has exercised his right to require the Company to repurchase this Note or such portion hereof, then in respect of this Note until and including, but (unless the Company defaults in making the payment due upon redemption or repurchase, as the case may be) not after, the close of business on the Business Day prior to the Redemption Date or the Repurchase Date, as the case may be, to convert this Security (or any portion of the principal amount hereof that is an integral multiple of U.S. $1,000, provided that the unconverted portion of such principal amount is U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof) into fully paid and nonassessable shares of Common Stock of the Company at an initial Conversion Rate of [_____________] shares of Common Stock for each U.S. $1,000 principal amount of Notes (or at the current adjusted Conversion Rate if an adjustment has been made as provided in the Indenture) by surrender of this Note, duly endorsed or assigned to the Company or in blank and, in case such surrender shall be made during the Record Date Period (except if this Note or portion thereof has been called for redemption on a Redemption Date occurring within such Record Date Period and, as a result, the right to convert would terminate in such period), also accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Note then being converted, and also the conversion notice hereon duly executed, to the Company at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company, subject to any laws or regulations applicable thereto and subject to the right of the Company to terminate the appointment of any Conversion Agent as may be designated by it pursuant to the Indenture; provided, further, that if this Note or portion hereof has been called for redemption on a Redemption Date occurring during the Record Date Period, and is surrendered for conversion during such period, then the Holder of this Note on the related Regular Record Date will be entitled to receive the interest accruing hereon from the Interest Payment Date next preceding the date of such conversion to such succeeding Interest Payment Date and the Holder of this Note who converts this Note or a portion hereof during such period shall not be required to pay such interest upon surrender of this Note for conversion. Subject to the provisions of the preceding sentence, no cash payment or adjustment is to be made on conversion for interest accrued hereon from the Interest Payment Date next preceding the day of conversion, or for dividends on the Common Stock issued on conversion hereof. The Company shall thereafter deliver to the Holder the fixed number of shares of Common Stock (together with any cash adjustment, as provided in the Indenture) into which this Note is convertible and such delivery will be deemed to satisfy the Company's obligation to pay the principal amount of this Note. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest (calculated to the nearest 1/100th of a share) the Company shall pay a cash adjustment as provided in the Indenture (or round up the number of shares of Common Stock issuable upon conversion to the nearest whole share).

         The Conversion Rate is subject to adjustment as provided in the Indenture.

         In addition, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party (other than a consolidation or merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) or any conveyance, transfer, sale or lease of all or substantially all of the property and assets of the Company, the Indenture shall be amended, without the consent of any Holders, so that this Note, if then outstanding, will be convertible thereafter, during the period this Note shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, transfer, sale or lease by a holder of the number of shares of Common Stock into which this Note could have been converted immediately prior to such consolidation, merger, conveyance, transfer, sale or lease (assuming such holder of Common Stock is not a Constituent Person or an Affiliate of a Constituent Person, failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of Non-electing Shares). No adjustment in the

Conversion Rate will be made until such adjustment would require an increase or decrease of at least one percent of such rate, provided that any adjustment that would otherwise be made will be carried forward and taken into account in the computation of any subsequent adjustment.

         16. TRUSTEE DEALINGS WITH COMPANY. Except as set forth in the Indenture, the Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

         17. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         18. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS NOTE AND THE INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         19. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature (which may be by facsimile) of the Trustee or an authenticating agent.

         20. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         21. CUSIP NUMBERS. No representation is made as to the accuracy of any CUSIP numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

         Community Health Systems, Inc.
         155 Franklin Road, Suite 400
         Brentwood, TN  37027
         Attention:  Rachel Seifert
         Telecopier No.:  (615) 376-3447

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:  _________________________________
                                                  (Insert assignee's legal name)



--------------------------------------------------------------------------------
         (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)



and irrevocably appoint _____________________________________________ to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:______________________________

         Your Signature:_____________________________________________________
                    (Sign exactly as your name appears on the face of this Note)

         Signature Guarantee*:________________________________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Article 11 of the Indenture, check below:

         / /  Purchase pursuant to Article 11

         If you want to elect to have only part of the Note purchased by the Company pursuant to Article 11 of the Indenture, state the amount you elect to have purchased:

$ ___________________________________________________

Date:________________________________________________

         Your Signature:
                        --------------------------------------------------------
                    (Sign exactly as your name appears on the face of this Note)

         Tax Identification No.:________________________________________________

         Signature Guarantee*:__________________________________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                CONVERSION NOTICE



         The undersigned Holder of this Note hereby irrevocably exercises the option to convert this Note, or any portion of the principal amount hereof (which is U.S. $1,000 or an integral multiple of U.S. $1,000 in excess thereof, provided that the unconverted portion of such principal amount is U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Note, and directs that such shares, together with a check in payment for any fractional share and any Notes representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock or Notes are to be registered in the name of a Person other than the undersigned, (a) the undersigned will pay all transfer taxes payable with respect thereto and (b) signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Dated:

         -----------------------------------------------------------------------
                                  Signature(s)

If shares or Notes are to be registered in the name of a Person other than the Holder, please print such Person's name and address:

--------------------------------------------------------------
(Name)

--------------------------------------------------------------

--------------------------------------------------------------
(Address)



--------------------------------------------------------------
Social Security or other Identification
Number, if any

--------------------------------------------------------------
[Signature Guaranteed]

If only a portion of the Notes is to be converted, please indicate:

1.       Principal amount to be converted:  U.S. $ ___________

2. Principal amount and denomination of Notes representing unconverted principal amount to be issued:

         Amount:  U.S. $___________         Denominations:  U.S. $____________



(U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof, provided that the unconverted portion of such principal amount is U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof)